UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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TRANSACTION SYSTEMS ARCHITECTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 12, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Transaction Systems Architects, Inc. to be held on Tuesday, July 24, 2007, at 9:00 a.m. EST at the Marriott Financial Center, 85 West Street, New York, New York 10006.

Details of the business to be conducted at the 2007 Annual Meeting of Stockholders are provided in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Please use this opportunity to take part in the affairs of your company. Whether or not you plan to attend the annual meeting, please complete, date, sign and return the accompanying proxy card in the enclosed postage-paid envelope, or vote via the Internet or telephone. Please refer to the enclosed proxy card for instructions on voting via the Internet or telephone or, if your shares are registered in the name of a broker or bank, please refer to the information forwarded by the broker or bank to determine if Internet or telephone voting is available to you.

On behalf of the Board of Directors, we appreciate your continued interest in your company.

Sincerely,

Harlan F. Seymour
Chairman of the Board of Directors

TRANSACTION SYSTEMS ARCHITECTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on July 24, 2007

The 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Transaction Systems Architects, Inc. (the “Company”) will be held on Tuesday, July 24, 2007, at 9:00 a.m. EST at the Marriott Financial Center, 85 West Street, New York, New York, for the following purposes:

1.               To elect five directors to the Board of Directors to hold office until the 2008 Annual Meeting of Stockholders;

2.               To vote upon a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to change the Company name from “Transaction Systems Architects, Inc.” to “ACI Worldwide, Inc.”;

3.               To approve the first amendment to the 2005 Equity and Performance Incentive Plan to increase the number of shares authorized for issuance under the plan from 3,000,000 to 5,000,000, to eliminate the limitation on the number of shares that may be issued under the plan as restricted stock, restricted stock units, performance shares and performance share units, and to amend the plan to provide that the exercise price for options may not be less than the market value per share on the date of grant;

4.               To vote upon a proposal to extend the term of the Company’s 1999 Employee Stock Purchase Plan, as amended (the “ESPP”), until April 30, 2018;

5.               To vote upon a proposal to ratify the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending September 30, 2007; and

6.               To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Board of Directors has fixed the close of business on June 11, 2007 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. Each share of the Company’s common stock is entitled to one vote on all matters presented at the Annual Meeting.

ALL HOLDERS OF THE COMPANY’S COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD ENCLOSED WITH THIS NOTICE OR VOTE VIA THE INTERNET OR TELEPHONE. FOR FURTHER DETAILS, SEE “PROXY VOTING AND REVOCABILITY OF PROXIES” IN THE PROXY STATEMENT.

By Order of the Board of Directors,

Dennis P. Byrnes Secretary

June 12, 2007

This Proxy Statement contains a report issued by the Company’s Compensation Committee relating to executive compensation for fiscal 2006, a report issued by the Company’s Audit Committee relating to certain of its activities during fiscal 2006, and a chart titled “Company Stock Performance Graph.” Stockholders should be aware that under Securities and Exchange Commission rules, these committee reports and the stock price performance chart are not considered “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless these sections are specifically referenced.

TRANSACTION SYSTEMS ARCHITECTS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held on July 24, 2007

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

This Proxy Statement is being furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of Transaction Systems Architects, Inc. (the “Company” or “TSA”) of proxies to be used at the 2007 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Tuesday, July 24, 2007, 9:00 a.m. EST at the Marriott Financial Center, 85 West Street, New York, New York, and any postponement or adjournment thereof. A copy of the Company’s annual report to stockholders, including the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2006 (“fiscal 2006”), which includes the Company’s financial statements for fiscal 2006 (the “Annual Report”), accompanies this Proxy Statement.  Beginning on or about June 12, 2007, this Proxy Statement, the accompanying proxy card and the Annual Report are being mailed to holders of the Company’s Common Stock, $.005 par value per share (“Common Stock”).

Proxy Voting and Revocability of Proxies

The shares of the Company’s Common Stock, represented by the proxies received pursuant to this solicitation and not timely revoked, will be voted at the Annual Meeting. A holder of Common Stock who has given a proxy may revoke it prior to its exercise either by giving written notice of revocation to the Secretary of the Company or by giving a duly executed proxy bearing a later date. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any stockholder who attends the Annual Meeting may revoke a previously submitted proxy by voting in person. Subject to any such revocation, all Common Stock represented by properly executed proxies will be voted in accordance with the specifications on the proxy. If no such specifications are made, proxies will be voted FOR each proposal described herein and, as to any other matter that may be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the same.

Stockholders whose shares of Common Stock are registered directly with the Company’s transfer agent, Wells Fargo Bank Minnesota, National Association (“Wells Fargo”), may vote via the Internet or telephone. Stockholders should refer to the enclosed proxy card for instructions on voting via the Internet or telephone. The Internet and telephone voting facilities for stockholders of record will close at 12:00 p.m. EST (New York time) on July 23, 2007. Stockholders whose shares are registered in the name of either a broker or bank should refer to the information forwarded by either the broker or bank to determine if Internet or telephone voting is available to them.

Record Date, Outstanding Shares and Quorum

Only holders of Common Stock of record at the close of business on June 11, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 37,161,378 shares of Common Stock issued and outstanding, excluding 3,660,138 shares of Common Stock held as treasury stock by the Company. Shares of Common Stock held as treasury stock are not entitled to be voted at the Annual Meeting. Each stockholder is entitled to one vote per share of Common Stock held on all matters to be voted on by the Company’s stockholders. Stockholders may not cumulate their votes in the election of directors. Unless the context requires otherwise, any reference to “shares” in this Proxy Statement refers to all shares of Common Stock entitled to vote at the Annual Meeting. The presence in person or by proxy at the Annual Meeting of the holders of a majority of the issued and outstanding shares entitled to vote at the Annual Meeting shall constitute a quorum.

Proxy Solicitation

The Company will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby and will reimburse banks, brokerage firms and nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares held of record by such banks, brokerage firms and nominees. The Company has retained Wells Fargo to assist the Company with its solicitation of proxies at a cost of approximately $4,000, plus normal out-of-pocket expenses. The Company has also retained D.F. King & Co., Inc. to perform proxy solicitation services on its behalf at the cost of $5,500, plus normal out-of-pocket expenses.

Treatment of Abstentions and Broker Non-Votes

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present in person or by proxy at the Annual Meeting with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. The effect of an abstention on the outcome of the voting on a particular proposal depends on the vote required to approve that proposal, as described in the “Vote Required” section below.

“Broker non-votes” are shares present by proxy at the Annual Meeting and held by brokers or nominees as to which (i) instructions to vote have not been received from the beneficial owners and (ii) the broker or nominee does not have discretionary voting power on a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but broker non-votes will not be counted for purposes of determining the number of shares present in person or by proxy at the Annual Meeting with respect to a particular proposal on which the broker has expressly not voted. Accordingly, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

Vote Required

Election of a director requires the affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at a meeting at which a quorum is present. The five persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors. Since only affirmative votes count for this purpose, abstentions will not affect the outcome of the voting on Proposal 1.

With respect to Proposals 2 through 5, the proposals relating to (i) the amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate Amendment”), (ii) the approval of the first amendment (the “Plan Amendment”) to the 2005 Equity and Performance Incentive Plan (the “2005 Incentive Plan”), the approval of the amendment (the “ESPP Amendment”) of the Company’s 1999 Employee Stock Purchase Plan, and (iv) the ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007 (“fiscal 2007”), respectively, a stockholder may mark the accompanying form of proxy card to (a) vote for the matter, (b) vote against the matter, or (c) abstain from voting on the matter.

The affirmative vote of a majority of the shares of Common Stock outstanding is required for the approval of Proposal 2, the proposal relating to the Certificate Amendment. The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting is required for the approval of Proposal 3, the approval of the Plan Amendment to the 2005 Incentive Plan, and for the approval of Proposal 4, the approval of the ESPP Amendment. Because a majority of shares outstanding or present in person or by proxy at the Annual Meeting is required for approval of Proposals 2, 3 and 4, an abstention will have the legal effect of a vote against these proposals.

With respect to Proposal 5, the ratification of the appointment of the Company’s independent registered public accounting firm (the “independent auditor”) for fiscal 2007, the affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on Proposal 5 is required for the approval of Proposal 5. Because only a majority of shares actually voting is required to approve Proposal 5, an abstention will have no effect on the outcome of the voting on Proposal 5.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board currently consists of seven members. The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that from time to time the Board can fix the authorized number of directors on the Board but such number shall be no fewer than three nor more than nine. In accordance with the Company’s Bylaws, the Board has reduced the size of the Board to five members effective as of the Annual Meeting. Roger K. Alexander and Jim D. Kever will not stand for re-election at the Annual Meeting. Mr. Alexander and Mr. Kever have both provided outstanding service to the Company and its stockholders during their tenure as directors of the Company. The contributions of Mr. Alexander and Mr. Kever are greatly appreciated.

The Board, as recommended by the Nominating and Corporate Governance Committee, has nominated for re-election as directors John D. Curtis, Philip G. Heasley, Harlan F. Seymour, John M. Shay, Jr. and John E. Stokely, each to serve until the 2008 Annual Meeting of Stockholders and thereafter, until his respective successor is duly elected and qualified. The Company expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that each share represented by proxy at the Annual Meeting will be voted for the election of another nominee to be designated by the Board to fill any such vacancy. Biographical information regarding each nominee is set forth below.

Nominees

John D. Curtis.   Mr. Curtis has been a director of the Company since March 2003. Since August 2002, Mr. Curtis has provided legal and business consulting services to various clients. From July 2001 to July 2002, Mr. Curtis was General Counsel of Combined Specialty Corporation and a director of Combined Specialty Insurance Company, wholly-owned subsidiaries of Aon Corporation (NYSE: AOC). From November 1995 to July 2001, when Aon Corporation acquired the company, Mr. Curtis was President of First Extended, Inc., a holding company with two principal operating subsidiaries: First Extended Service Corporation, an administrator of vehicle extended service contracts and FFG Insurance Company, a property and casualty insurance company. Mr. Curtis also serves as a director on two private company boards. Mr. Curtis is 66 years old.

Philip G. Heasley.   Mr. Heasley has been a director and President and Chief Executive Officer of the Company since March 2005. Mr. Heasley has a comprehensive background in payment systems and financial services. From October 2003 to March 2005, Mr. Heasley served as Chairman and Chief Executive Officer of PayPower LLC, an acquisition and consulting firm specializing in financial services and payment services. Mr. Heasley served as Chairman and Chief Executive Officer of First USA Bank from October 2000 to November 2003. Prior to joining First USA Bank, from 1987 until 2000,

Mr. Heasley served in various capacities for U.S. Bancorp, including Executive Vice President, and President and Chief Operating Officer. Before joining U.S. Bancorp, Mr. Heasley spent 13 years at Citicorp, including three years as President and Chief Operating Officer of Diners Club, Inc. Mr. Heasley is also a director of Fidelity National Title Group, now known as Fidelity National Financial, Inc. (NYSE: FNF), Ohio Casualty Insurance Company (NASDAQ: OCAS) and Kintera, Inc. (NASDAQ: KNTA). Mr. Heasley also serves as a director on a private company board. Mr. Heasley is 57 years old.

Harlan F. Seymour.   Mr. Seymour has been a director of the Company since May 2002, and has served as Chairman of the Board since September 2002. Mr. Seymour is presently the sole owner of HFS, LLC, a privately-held investment firm. From June 2000 to March 2001, Mr. Seymour served as Executive Vice President of Envoy Corporation, which provides electronic processing services, primarily to the health care industry, and which became a wholly-owned subsidiary of Quintiles Transnational Corp. in March 1999. From March 1999 to June 2000, Mr. Seymour served as an independent consultant to Envoy Corporation. From July 1997 to March 1999, Mr. Seymour served as Senior Vice President of Envoy Corporation. Mr. Seymour is also a director of SCP Pool Corporation (NASDAQ: POOL), a wholesale distributor of swimming pool supplies and related equipment, and serves on its audit and governance committees. Mr. Seymour also serves as a director on three private company boards. Mr. Seymour is 57 years old.

John M. Shay, Jr.   Mr. Shay has been a director of the Company since May 2006. Mr. Shay is a certified public accountant and is presently the President and owner of Fairway Consulting LLC, a business consulting firm. From 1972 through March 2006, Mr. Shay was employed by Ernst & Young LLP, a Big Four accounting firm offering audit, business advisory and tax services. From October 1984 to March 2006, Mr. Shay was an audit partner at Ernst & Young LLP. He also served as managing partner of the firm’s New Orleans office from October 1998 through June 2005. While with Ernst & Young LLP, Mr. Shay served as an adjunct auditing professor in the graduate business program of the A.B. Freeman School of Business at Tulane University for a period of approximately 10 years. Mr. Shay also serves as a director on a private company board.

John E. Stokely.   Mr. Stokely has been a director of the Company since March 2003. Since August 1999, Mr. Stokely has served as President of JES, Inc., an investment and consulting firm providing strategic and financial advice to companies in various industries. From 1996 to August 1999, Mr. Stokely served as President, Chief Executive Officer and Chairman of the Board of Richfood Holdings, Inc., a publicly-traded FORTUNE 500 food retailer and wholesale grocery distributor, which merged with Supervalu Inc. (NYSE: SVU) in August 1999. Mr. Stokely is also a director of (i) Performance Food Group Company (NASDAQ: PFGC), a foodservice distributor, (ii) O’Charley’s Inc. (NASDAQ: CHUX), a casual dining restaurant company, and (iii) SCP Pool Corporation (NASDAQ: POOL), a wholesale distributor of swimming pool supplies and related equipment. Mr. Stokely is 54 years old.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

GENERAL INFORMATION

REGARDING THE BOARD AND ITS COMMITTEES

Director Independence

The Company is governed by a Board of Directors. In accordance with the Company’s Corporate Governance Guidelines, at least a majority of the Board must consist of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements in the National Association of Securities Dealers (“NASD”) listing standards. In addition to applying these guidelines, the Board considers all relevant facts and circumstances in making an independence determination. With the exception of Mr. Heasley, the Company’s President and CEO, each of the directors is independent.

All members of the Company’s standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee must be independent directors as defined by the Company’s Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission (the “Commission” or “SEC”) independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation.

Board of Directors Meetings

The Board held 11 meetings during fiscal 2006 with seven of the Board meetings conducted as telephonic meetings. Each director who was a member of the Board during fiscal 2006 attended more than 90% of the meetings of the Board and the Board committees on which he served. The Board has adopted a policy that requires all directors to attend the Company’s annual meetings of stockholders unless it is not reasonably practicable for a director to do so. All of the directors attended the Company’s 2006 Annual Meeting of Stockholders.

Board Committees and Committee Meetings

The Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. The Audit Committee assists the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee also oversaw the voluntary review of the Company’s historic stock option granting practices with assistance from special independent counsel and forensic accountants. Additional information regarding the Audit Committee of the Board (the “Audit Committee”) is included in the “Report of Audit Committee” below.

The Compensation Committee reviews and determines salaries, performance-based incentives and other matters relating to executive compensation, and generally administers the Company’s equity award and stock option plans, including reviewing and granting stock options and other equity awards to the Company’s executive officers, but excluding the grant of stock option and other equity awards, if any, to independent directors. The Compensation Committee also reviews and determines various other Company compensation policies and matters. Additional information regarding the Compensation Committee of the Board (the “Compensation Committee”) is included in the “Report of Compensation Committee” below.

The Nominating and Corporate Governance Committee (the “Corporate Governance Committee”) reviews and reports to the Board on a periodic basis with regard to matters of corporate governance and assists the Board in fulfilling its responsibilities to assure that the Company is governed in a manner consistent with the interests of the Company’s stockholders. Additional information regarding the Corporate Governance Committee is included in the “Corporate Governance” section below.

The table below provides membership and meeting information for each of the Board committees for fiscal 2006:

Name	Audit	Compensation	Nominating and Corporate Governance
Roger K. Alexander	X	Chair	—
John D. Curtis	X	—	Chair
Jim D. Kever	—	X	—
Harlan F. Seymour	—	X	X
John M. Shay, Jr.,	X(1)	—	—
John E. Stokely	Chair	—	X
Total Meetings in Fiscal 2006	10(2)	5(3)	6(4)

(1)            Mr. Shay was appointed to the Audit Committee by the Board on May 23, 2006.

(2)            Six of the ten Audit Committee meetings were held telephonically.

(3)            One of the five Compensation Committee meetings was held telephonically.

(4)            One of the six Nominating and Corporate Governance Committee meetings was held telephonically.

Director Compensation

It is the Board’s general policy that compensation for independent directors should be a mix of cash and equity-based compensation. As part of a director’s total compensation, and to create a direct linkage with corporate performance and stockholder interests, the Board believes that a meaningful portion of a director’s compensation should be provided in, or otherwise based on, the value of appreciation in the Company’s Common Stock. The Company does not pay its employee directors for service on the Board in addition to their regular employee compensation.

Prior to setting fiscal 2005 independent director compensation, the Company engaged Watson Wyatt to evaluate the competitiveness of its independent director compensation. Utilizing a peer group of similar companies, Watson Wyatt provided an assessment of the Company’s independent director compensation. This assessment was considered in establishing the fiscal 2005 compensation program for independent directors and the Company did not make any change to the compensation program for independent directors for fiscal 2006.

The independent director compensation program provides that each independent director receives a $10,000 quarterly fee. The Chairman of the Board receives an additional $5,000 quarterly fee. The chairman of the Audit Committee receives an additional $2,500 quarterly fee and independent directors that serve on the Audit Committee receive an additional $1,000 quarterly fee. Each Board committee chairman, other than the chairman of the Audit Committee, receives an additional $1,250 quarterly fee and independent directors who serve on the Board committees, other than the Audit Committee, receive an additional $750 quarterly fee for service on each committee. Each independent director receives $2,000 for each Board or Board committee meeting attended in person and $1,000 for each Board or Board committee meeting attended by telephone. All directors are reimbursed for expenses incurred in connection with attendance at Board and Board committee meetings and the Company’s annual meetings of stockholders.

In fiscal 2006, the Company’s independent directors were each granted a non-qualified option to purchase 10,000 shares of Common Stock pursuant to the Company’s 2005 Incentive Plan. Currently, all stock options granted under the 2005 Incentive Plan are issued with an exercise price not less than the closing sale price (price for last trade) of the Common Stock as reported by The NASDAQ Global Select Stock Market for the day preceding the date of grant. As set forth in the proposed Plan Amendment to the 2005 Incentive Plan described in Proposal 3, future stock options granted under the 2005 Incentive Plan, including options granted to the Company’s independent directors, will be issued at a price not less than the closing sale price (price for last trade) of the Common Stock as reported by The NASDAQ Global Select Stock Market on the date of grant. The independent director options will vest on the earlier to occur of (i) the date which is one year following the date of grant, and (ii) the day immediately prior to the date of the next annual meeting of the Company’s stockholders occurring following the date of grant. The independent director options provide for accelerated vesting upon the director’s death or disability or upon a change in control of the Company. Future equity awards will be granted at the discretion of the Corporate Governance Committee based upon continued evaluations of the competitive assessment of the Company’s independent director compensation and the level of Board and committee responsibilities and time commitments.

The Corporate Governance Committee has adopted a policy that encourages ownership of the Company’s Common Stock by the Company’s directors in order to further align the interests of the Board to the long-term success of the Company and the interests of its stockholders.

CORPORATE GOVERNANCE

The Company is committed to maintaining the highest standards of business conduct and corporate governance, which it believes are essential to running its business efficiently, serving stockholders well and maintaining the Company’s integrity in the marketplace. The Board has a standing Nominating and Corporate Governance Committee (“Corporate Governance Committee”) which operates pursuant to a charter. The full text of the Nominating and Corporate Governance Committee charter is published on the Company’s website at www.tsainc.com in the Investor Relations — Corporate Governance section. The Corporate Governance Committee members are Messrs. Curtis, Seymour and Stokely, each of whom is “independent” as defined in Rule 4200(a) of the NASD listing standards.

The Corporate Governance Committee regularly monitors corporate governance developments and reviews Company policies, processes and procedures in light of these developments to ensure that the Company and the Board adhere to “best practices” in this arena. The Corporate Governance Committee also provides advice to the Board with respect to:

•       Board organization, membership and function;

•       Compensation of the Company’s directors, including their compensation for service on committees of the Board;

•       Board committee structure, membership and purpose;

•       The Company’s Corporate Governance Guidelines;

•       Oversight of the Company’s policies and positions regarding significant stockholder relations issues;

•       Evaluation of, and successor planning for, the CEO and other executive officers; and

•       Other matters relating to corporate governance and the rights and interests of the Company’s stockholders.

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines are designed to ensure that the Board follows practices and procedures that serve the best interests of the Company and its stockholders. The Corporate Governance Committee is responsible for overseeing these guidelines and making recommendations to the Board regarding any changes. These guidelines address, among other things, the following topics:

•       Performance assessments of the Board and its committees;

•       Composition and independence of the Board and its committees;

•       Director orientation and continuing education;

•       Policy on directors that change corporate affiliations; and

•       Management responsibilities and Board access to management.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics for directors, officers (including the Company’s principal executive officer, principal financial officer, principle accounting officer and controller) and employees. The Company has also adopted a Code of Ethics for the CEO and Senior Financial Officers. The Company maintains a corporate governance page on its website at www.tsainc.com in the Investors — Corporate Governance section that includes key information about corporate governance matters, including copies of its Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for the CEO and Senior Financial Officers, and the charter for each Board committee.

Director Nomination Process

The role of the Company’s Corporate Governance Committee includes identifying, evaluating and recommending director candidates to the Board. In fiscal 2005, the Company hired a director search firm to assist the Corporate Governance Committee in identifying and evaluating potential director nominees; however, the Company terminated this service during the first quarter of fiscal 2006. During fiscal 2006, the Company paid the search firm $5,449 (which includes expenses) for its services. The Corporate Governance Committee continues to consider director candidates and takes into consideration the following criteria in selecting and evaluating director candidates:

•       Independent Directors. The Board should include at least enough independent directors (as determined by NASD rules and applicable laws and regulations) to satisfy the independent director requirements of such rules, laws and regulations.

•       Other Directors. Subject to the right of the Corporate Governance Committee and the Board to decide otherwise when appropriate, the Company’s CEO generally should be a director. Additionally, depending on the circumstances, certain other members of management, as well as individuals having relationships with the Company that prevent them from being independent directors, may be deemed to be appropriate members of the Board.

•       General Criteria for Each Director. Candidates for positions on the Board should possess certain qualities. In particular, a director should:

•        be an individual of the highest character and integrity;

•        be free of any conflict of interest that would violate any applicable laws, rules, or regulations or interfere with the proper performance of the responsibilities of a director;

•        be willing and able to devote sufficient time to the affairs of the Company; and

•        have the capacity and desire to represent the balanced, best interests of the Company’s stockholders as a whole.

In addition to the foregoing general criteria, the Corporate Governance Committee may consider specific criteria relating to the skills, experience, particular areas of expertise, specific backgrounds and other characteristics that may enhance the effectiveness of the Board and its committees.

The existing Board is the source of all of the current nominees for director, each of whom is an incumbent director. The Corporate Governance Committee based its decision to re-nominate these incumbent directors on its consideration of each individual’s contributions, including the value of his or her experience as a director, the current composition of the Board and its committees, the availability of other potential director nominees and the Company’s needs. The Board continues to identify and evaluate potential director candidates.

Stockholder Recommendations for Director Nominees

The Corporate Governance Committee considers stockholder recommendations for candidates for the Board furnished to the Company as set forth below in the section entitled “Stockholder Communications with the Board.”

The Corporate Governance Committee did not receive, by a date not later than the 120th calendar day before the date of the Company’s proxy statement released to security holders in connection with its 2006 Annual Meeting of Stockholders, a recommended nominee for election at this Annual Meeting, from a security holder that beneficially owned more than 5% of the outstanding Common Stock for at least one year as of the date the recommendation was made, or from a group of security holders that beneficially owned, in the aggregate, more than 5% of the Company’s outstanding Common Stock, with each of the securities used to calculate that ownership held for at least one year as of the date the recommendation was made.

Stockholder Nomination Process

Pursuant to the Company’s Bylaws, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been received by the Secretary of the Company not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders.

Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Company if so elected.

To make a nomination for this Annual Meeting, a stockholder had to submit the required written notice for director nominations between October 26, 2006 and November 25, 2006. The Secretary of

the Company did not receive written notice from any stockholder regarding an intention to make a nomination.

Stockholder Communications with the Board

Communications from stockholders to the Board, including stockholder director recommendations and stockholder proposals submitted in accordance with the procedure described below in the section entitled “Stockholder Proposals” may be sent via e-mail to grp-tsa-directors@tsainc.com or via telephone to (402) 390-8993. These communications will be received by the Secretary of the Company, who will forward them to the appropriate committees or members of the Board.

PROPOSAL 2

AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

General

The Board is proposing to amend and restate the Company’s current Amended and Restated Certificate of Incorporation, as amended to date (the “Current Certificate”), to change the Company name from “Transaction Systems Architects, Inc.” to “ACI Worldwide, Inc.” (the “Proposed Name Change”). On December 13, 2006, the Board approved the proposed Amended and Restated Certificate of Incorporation (the “Restated Certificate”) and recommends approval and adoption of the Proposed Name Change by the stockholders.

Purpose of Proposed Name Change

The Company has been marketing its products and services under the ACI Worldwide brand since 1998 and has gained significant market recognition under this brand name. Historically, the Company operated with three business units:  ACI Worldwide, Insession Technologies and Intranet Worldwide. In the first quarter of fiscal 2006, the Company restructured its organization combining the products and services within these three business units into one operating unit under the ACI Worldwide name. The Board believes that the Company should change its name to ACI Worldwide to align the corporate name of the Company with the name of its operating unit which is the name the public associates with the Company’s products and services. The Board believes that changing the corporate name will provide the name ACI Worldwide with a greater intangible value and even greater name recognition in the future.

Restated Certificate

The Restated Certificate effecting the Proposed Name Change is attached to this Proxy Statement as Annex A and incorporated herein by this reference. If adopted by the stockholders, the Proposed Name Change will become effective upon filing the Restated Certificate with the Delaware Secretary of State. It is currently anticipated that the Restated Certificate will be filed with the Delaware Secretary of State as soon as practicable after stockholder approval is received.

Effect of Name Change on Stockholders

Stockholders of the Company will not be required to submit their stock certificates for exchange. Upon effectiveness of the Proposed Name Change, certificates for shares of Common Stock issued under the name “Transaction Systems Architects, Inc.” will continue to be valid certificates and will continue to evidence ownership of the same number of shares of Common Stock in the Company under the new name. It will not be necessary for stockholders to exchange their stock certificates although stockholders may exchange their certificates if they wish, at their sole expense. Following the effective date of the Proposed Name Change, all new stock certificates issued by the Company will be printed using the new name.

New Trading Symbol

If the stockholders approve the Proposed Name Change, the Company will thereafter apply to change its trading symbol on The NASDAQ Global Select Market to a new trading symbol more readily identifiable with its new corporate name. The Company’s new trading symbol is expected to be “ACIW.”

Vote Required

The approval of Proposal 2 requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock. Accordingly, an abstention will have the legal effect of a vote against this proposal. No dissenters’ rights are available under the General Corporation Law of the State of Delaware or under the Current Certificate or the Company’s Bylaws to any stockholder who dissents from this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CURRENT CERTIFICATE TO CHANGE THE COMPANY NAME FROM “TRANSACTION SYSTEMS ARCHITECTS, INC.” TO “ACI WORLDWIDE, INC.”

PROPOSAL 3

APPROVAL OF THE FIRST AMENDMENT TO THE

2005 EQUITY AND PERFORMANCE INCENTIVE PLAN

On March 8, 2005, the stockholders adopted the 2005 Equity and Performance Incentive Plan (the “Current 2005 Incentive Plan”), which had been approved by the Board on December 1, 2004. The Current 2005 Incentive Plan is intended to meet the Company’s objective of balancing stockholder concerns about dilution with the need to provide appropriate incentives to achieve company performance objectives. To further serve this Company objective, on April 26, 2007, the Board approved, and is submitting for approval by the stockholders, the First Amendment to the 2005 Equity and Performance Incentive Plan (the “Plan Amendment”). The Plan Amendment will become effective upon adoption by the stockholders. If the Plan Amendment is not approved by the stockholders, the Current 2005 Incentive Plan will remain in effect.

A summary description of the Plan Amendment is set forth below, which is followed by a summary description of the 2005 Equity and Performance Incentive Plan as amended by the Plan Amendment (the “Amended 2005 Incentive Plan”). A copy of the Amended 2005 Incentive Plan is attached to this Proxy Statement as Annex B, and incorporated herein by this reference. The summary descriptions of the Plan Amendment and the Amended 2005 Incentive Plan provided below are qualified in their entirety by reference to the full text of the Amended 2005 Incentive Plan.

As of the Record Date, the Company had 482,898 shares available for grant under the Current 2005 Incentive Plan and 150,988 shares available for grant under the 1999 Stock Option Plan, as amended.  As of the Record Date there were 3,980,567 options outstanding under all of the Company’s equity compensation plans with a weighted average exercise price of $21.09 and a weighted average term to expiration of 7.00 years.  The Company also had 459,438 outstanding performance share grants.

Summary of the Plan Amendment

The Plan Amendment makes three changes to the Current 2005 Incentive Plan. First, the Plan Amendment increases the aggregate number of shares of Common Stock, par value $0.005 per share, available for issuance under the Amended 2005 Incentive Plan to 5,000,000 (plus any shares of Common Stock that are represented by options previously granted under certain terminated Company plans which are forfeited, expire or are canceled without delivery of Common Stock or which result in the forfeiture or relinquishment of Common Stock back to the Company). The Current 2005 Incentive Plan originally authorized 3,000,000 shares of Common Stock (plus any shares of Common Stock that are represented by options previously granted under certain terminated Company plans which are forfeited, expire or are canceled without delivery of Common Stock or which result in the forfeiture or relinquishment of Common Stock back to the Company).

As of the Record Date, the Company had 482,898 shares available for new grants under the Current 2005 Incentive Plan. If the stockholders approve the Plan Amendment, the Company will have 2,482,898 shares available for new grants under the Amended 2005 Incentive Plan.

Second, the Plan Amendment eliminates in its entirety the limitation on the aggregate number of shares that can be issued as restricted stock, restricted stock units, performance shares and performance units under the Amended 2005 Incentive Plan (after taking into account any forfeitures, or expirations or transfers upon expiration of any withholding amount). The Current 2005 Incentive Plan originally authorized 2,500,000 shares of Common Stock for such types of awards.

Finally, the Plan Amendment provides that the exercise price for any options granted under the Amended 2005 Incentive Plan may not be less than the market value per share of Common Stock on the date of grant. The Current 2005 Incentive Plan provides that the exercise price for options granted under the plan may not be less than the market value per share of Common Stock on the day immediately preceding the date of the grant.

Purposes of the Amended 2005 Incentive Plan

The ability to maintain a market competitive stock-based incentive program by making available various stock compensation awards.   The Amended 2005 Incentive Plan is intended to give the Company greater flexibility in providing competitive incentive compensation that closely aligns the interests of key employees and officers with those of the Company’s stockholders. The Amended 2005 Incentive Plan permits the grant of a variety of incentive awards, such as restricted stock awards, performance awards and stock appreciation rights, that will provide the Company with greater flexibility in designing stock and performance based incentives for executives, key employees and non-employee directors.

The furtherance of many compensation and governance best practices.   The Amended 2005 Incentive Plan prohibits stock option re-pricing and contains a 1,000,000-share limit on the number of shares that may be issued to a Participant in connection with stock options, stock appreciation rights, restricted stock awards or other awards during any calendar year. The Amended 2005 Incentive Plan does not contain an evergreen feature (evergreen features provide for automatic replenishment of authorized shares available under the plan).

Summary Description of the Amended 2005 Incentive Plan

The Amended 2005 Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, performance awards and other awards (“Awards”).

Plan Benefits

Any person who is an employee or non-employee director of the Company and certain of its subsidiaries and affiliates is eligible to be considered for Awards under the Amended 2005 Incentive Plan. The Board has the authority to select the individuals to whom Awards will be granted. Future Awards under the Amended 2005 Incentive Plan will be discretionary so that it is impossible to determine who will receive Awards and in what amounts in the event the Plan Amendment is adopted, although each of the Company’s current executive officers and directors would be eligible to participate. The following New Plan Benefits table sets forth the benefits and amounts that were received by or allocated to each of the persons or groups indicated below during fiscal 2006 and during fiscal 2007 as of the Record Date under the Current 2005 Incentive Plan:

NEW PLAN BENEFITS 2005 Equity and Performance Incentive Plan
Name and Position	Stock Options		Dollar Value($)(1)		Targeted Maximum Performance Shares			Dollar Value($)(2)
	2006	2007	2006	2007	2006		2007	2006		2007
Philip G. Heasley, Chief Executive Officer and President	—	—	—	—	12,000/ 18,000		9,380/ 14,070	409,920/ 614,880		320,421/ 480,631
Mark R. Vipond, Chief Operating Officer	—	164,794	—	$0	---		4,690/ 7,035	—		160,210/ 240,316
Anthony J. Parkinson, Senior Vice President and President – ACI Worldwide Americas(3)	—	—	—	—	—		—	—		—
Richard N. Launder, Senior Vice President and President - ACI Worldwide EMEA and Asia/Pacific (4)	—	114,794	—	$0	—		4,690/ 7,035	—		160,210/ 240,316
David R. Bankhead, Senior Vice President and Chief Accounting Officer(5)	—	—	—	—	—		—	—		—
Executive Group(6)	200,000	327,664	$203,000	$0	5,300/ 7,950	(7)	35,152/ 52,728	181,048/ 271,572	(7)	1,200,792/ 1,801,188
Non-Executive Directors Group	60,000	—	$77,000	—	—		—	—		—
Non-Executive Officer Employee Group	40,000	363,832	$126,000	$0	99,165/ 148,748		129,351/ 194,023	3,387,476/ 5,081,232		4,418,630/ 6,627,826

(1)    Determined based on the aggregate difference between the exercise price per share established for the stock options and $34.16, which is the per share closing price of the Company’s Common Stock as reported on The NASDAQ Global Select Stock Market as of the Record Date.

(2)    Determined based on $34.16, which is the market value of the securities underlying the performance shares as of the Record Date.

(3)    On March 15, 2007, Mr. Parkinson announced his intention to retire from the Company.  His retirement will become effective on July 31, 2007.

(4)    In April 2007, Mr. Launder’s title changed to Senior Vice President and President – Global Operations.

(5)    Mr. Bankhead served as Chief Accounting Officer until May 10, 2007 when Henry C. Lyons was appointed Chief Accounting Officer.

(6)    Includes the five named executive officers disclosed above.

(7)    The executive officer that received this award of 5,300/7,950 performance shares with dollar values as of the Record Date of $181,048/$271,572 resigned from the Company in October 2006 and forfeited all performance shares.

Shares Available Under the Plan

Plan Share Limits.   Subject to adjustment in certain circumstances as discussed below, the maximum number of shares of Common Stock that may be issued or transferred in connection with Awards granted under the Amended 2005 Incentive Plan will be the sum of (i) 5,000,000 shares of Common Stock and (ii) any shares of Common Stock that are represented by options previously granted under the following terminated Company plans which are forfeited, expire or are canceled without delivery of Common Stock or which result in the forfeiture or relinquishment of Common Stock back to the Company: (A) the 1994 Stock Option Plan, as amended, (B) the 1996 Stock Option Plan, (C) the 1997 Management Stock Option Plan, (D) the MessagingDirect Ltd. Amended and Restated Employee Share Option Plan, (E) the 2000 Non-Employee Director Stock Option Plan, and (F) the 2002 Non-Employee Director Stock Option Plan (collectively the “Prior Plans”). As of the Record Date, there were 579,124 options for shares of Common Stock outstanding under the Prior Plans. To the extent Awards granted under the Amended 2005 Incentive Plan terminate, expire, are canceled without being exercised, are forfeited or lapse for any reason, the shares of Common Stock subject to such Award will again become available for grants under the Amended 2005 Incentive Plan.

As of the Record Date, the Company had 482,898 shares available for new grants under the Current 2005 Incentive Plan. If the stockholders approve the Plan Amendment, the Company will have 2,482,898 shares available for new grants under the Amended 2005 Incentive Plan.

As of the Record Date, the per share closing price of the Company’s Common Stock as reported on The NASDAQ Stock Market was $        .

Individual Limits.   The aggregate number of shares of Common Stock that may be issued upon exercise of incentive stock options will not exceed 3,000,000 shares of Common Stock. No Participant (defined below) will receive stock options, stock appreciation rights, restricted stock, restricted stock units and other awards under the Amended 2005 Incentive Plan, during any calendar year, for more than 1,000,000 shares of Common Stock. In addition, no Participant may receive performance shares or performance units having an aggregate value on the date of grant in excess of $5,000,000 during any calendar year. Each of the limits described above may be adjusted equitably to accommodate a change in the capital structure of the Company as described below.

Adjustments.   The Board may make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Awards, in the option price and base price provided in outstanding options and appreciation rights, and in the kind of shares covered thereby, as the Board may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; or (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding Awards such alternative consideration it determines to be equitable under the circumstances and may require in connection therewith the surrender of any Awards replaced. The Board may also make or provide for such adjustments in the numbers of shares reserved under the Amended 2005 Incentive Plan as the Board may determine is appropriate to reflect any transaction or event described above.

Eligibility and Administration

Eligibility.   Officers, other employees and non-employee directors of the Company and its subsidiaries and affiliates are eligible to participate in the Amended 2005 Incentive Plan. The Board shall, in its discretion, select the persons to receive Awards (the “Participants”). The number of

Participants may vary from year to year. It is not possible to state in advance the exact number or identity of the Participants or the amounts of any Awards.

Administration of the Amended 2005 Incentive Plan.   The Amended 2005 Incentive Plan is administered by the Board, which may delegate all or any part of its authority to the Compensation Committee of the Board (or a subcommittee thereof); provided, however, the Compensation Committee is comprised of two or more individuals who are “non-employee directors” as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Board has the sole authority to determine (i) the Participants to whom Awards are to be granted under the Amended 2005 Incentive Plan; (ii) the type, size and terms of each Award; (iii) the time when the Awards are to be made and the duration of the exercise, restriction period or performance period, including the criteria for exercisability and any acceleration of exercisability; (iv) the amendment of the terms of any previously issued Award; and (v) any other matters arising under the Amended 2005 Incentive Plan.

Award Agreements.   All Awards are subject to the terms and conditions set forth in the Amended 2005 Incentive Plan and to such other terms and conditions consistent with the Amended 2005 Incentive Plan as the Board deems appropriate and which are specified in a writing (an “Award Agreement”) by the Board to the designated individual. The Board may approve the form and provisions of each Award Agreement to an individual. Awards under the Amended 2005 Incentive Plan need not be uniform among the designated individuals receiving the same type of Award. Each Award Agreement may designate: (i) whether the vesting period, restriction period, performance period or other restrictions on transfer will accelerate or lapse early upon a change-in-control of the Company; (ii) whether the Award will include dividends or dividend equivalents on a current, deferred or contingent basis; and (iii) any other terms and conditions the Board may deem appropriate.

Management Objectives

The Amended 2005 Incentive Plan provides for the establishment of “Management Objectives” which are measurable objectives established for Participants who have received grants of performance shares or performance units (collectively “Performance Awards”) or, when determined by the Board, other Awards granted pursuant to the Amended 2005 Incentive Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the subsidiary, affiliate, division, department, region or function within the Company or subsidiary or affiliate which employs the Participant. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Award to a “covered employee” as defined in Section 162(m) of the Code will be based on specified levels of growth in one or more of the following criteria: (a) cash flow/net assets ratio, (b) debt/capital ratio, (c) return on total capital, (d) return on equity, (e) earnings per share growth, (f) revenue growth, (g) total return to stockholders, (h) backlog, and (i) contribution margins. If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances make the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement as it deems appropriate subject to certain limitations on modifications to “covered employees” under Section 162(m) of the Code. The Board may also utilize Management Objectives to make other Awards granted to covered employees qualify as performance based awards under Section 162(m) of the Code.

Payment of Awards

Any Award grant may specify that the amount payable to a Participant under the respective Award may be paid by the Company in cash, in shares of Common Stock or in any combination thereof, and may either grant to the Participant or retain for the Board the right to elect among those alternatives. Any Award grant may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed a maximum amount or number specified by the Board at the date of grant.

Stock Options

Types and Eligibility.   The Amended 2005 Incentive Plan provides that the Board may grant Participants options to purchase shares of Common Stock intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”), or nonqualified stock options (“NQSO”) that are not intended to so qualify, or any combination of ISOs or NQSOs (collectively, “Options”). ISOs may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

Exercise and Option Price.   No Option will be exercisable more than ten years from the date of grant. The option price per share for any Option granted under the Amended 2005 Incentive Plan may not be less than the market value per share of Common Stock on the date of grant. The exercise of an Option will result in the cancellation, on a share-for-share basis, of any tandem stock appreciation right granted in connection with such Option.

Stock Appreciation Rights

Types.   Stock appreciation rights (“Appreciation Rights”) are the right to receive from the Company an amount determined by the Board and expressed as a percentage (not exceeding 100%) of the “spread” at the time of exercise. The Board may grant “tandem” Appreciation Rights in connection with an Option granted under the Amended 2005 Incentive Plan or “freestanding” Appreciation Rights unrelated to any Option. The “spread” in the case of a freestanding Appreciation Right is the amount by which the market value of the Company’s Common Stock on the date of exercise exceeds the base price specified in the right. The “spread” in the case of tandem Appreciation Rights is the amount by which the fair market value of the Company’s Common Stock on the date of exercise exceeds the option price specified in the related Option.

Tandem Appreciation Rights.   Tandem Appreciation Rights may be granted either at or after the time the related Options are granted and while the Options remain outstanding; however, in the case of an ISO such rights may only be granted at the time the Option is granted. The number of tandem Appreciation Rights that are exercisable during any given period of time may not exceed the number of shares of Common Stock that the Participant may purchase upon the exercise of the related Option during such period of time. Upon the exercise of the related Option, the tandem Appreciation Right relating to Common Stock covered by such Option will terminate. Upon the exercise of a tandem Appreciation Right, the Option relating to the Common Stock covered by such Appreciation Right will terminate. Tandem Appreciation Rights may be exercised (i) only at a time when the related Option is exercisable and (ii) at a time when the “spread” is positive. The Award Agreement for a tandem Appreciation Right will identify the related Options.

Freestanding Appreciation Rights.   Freestanding Appreciation Rights must specify a base price (which must be equal to or greater than the market value on the grant date) and the period(s) of continuous employment of the Participant by the Company or any subsidiary or affiliate that are necessary before the freestanding Appreciation Right or installments thereof become exercisable. No freestanding Appreciation Right granted under the 2005 Incentive Pan may be exercised more than ten years from the grant date.

Restricted Stock and Restricted Stock Units

Restricted Stock.   The Board may issue or transfer shares of Common Stock to Participants under a restricted stock grant for consideration or no consideration, and subject to restrictions, as determined by the Board. All restricted stock Awards will transfer ownership of such shares of restricted stock to the Participant and entitle the Participant to voting, dividend and other ownership rights, but the Participant’s ownership of the restricted shares shall be subject to substantial risk of forfeiture and restrictions on transfer. The Board may establish conditions under which restrictions will lapse over a period of time based upon the achievement of performance goals or according to such other criteria as the Board deems appropriate (the “Restriction Period”). The Restriction Period will not be less than one year. An Award Agreement for restricted stock Awards may specify any Management Objectives that, if achieved, will result in the termination or early termination of the restrictions on the restricted shares including, without limitation, any minimum acceptable levels of achievement or formulas for determining the number of restricted shares on which the restrictions will terminate.

Restricted Stock Units.   The Board may award to Participants the right to receive Common Stock or cash at the end of a specified period (“Restricted Stock Unit”), for consideration or no consideration. Each Restricted Stock Unit will be subject to a Restriction Period of not less than one year. The Restriction Period for Restricted Stock Units shall be designated in the Award Agreement. During the Restriction Period, the Participant will have no rights of ownership in the Restricted Stock Units, including voting rights, and will have no right to transfer his or her rights.

Performance Shares and Performance Units

Performance Shares and Performance Units.   The Board may award Participants “Performance Shares” or “Performance Units” (collectively, “Performance Awards”) which will become payable to a Participant upon the achievement of specified Management Objectives. A “Performance Share” is a bookkeeping entry that records the equivalent of one share of Common Stock and a “Performance Unit” is a bookkeeping entry that records a unit equivalent to $1.00. Each Award Agreement for Performance Awards will specify: (i) the number of Performance Shares or Performance Units granted; (ii) the period of time established for the Participant to achieve the Management Objectives, which may not be less than one (1) year from the grant date (the “Performance Period”); (iii) the Management Objectives and a minimum acceptable level of achievement as well as a formula for determining the number of Performance Shares or Performance Units earned if performance is at or above the minimum level but short of full achievement of the Management Objectives; and (iv) any other terms that the Board may deem appropriate.

Other Awards

Other Awards.   The Board may grant shares of Common Stock as a bonus, cash bonuses or may grant other awards in lieu of the obligations of the Company to pay cash or deliver property under the Amended 2005 Incentive Plan or under other plans or compensatory arrangements.

Amendments and Termination

Plan.   The Current 2005 Incentive Plan was effective March 8, 2005. The Plan Amendment will be effective as of the date it is adopted by the stockholders of the Company. No grant will be made under the Amended 2005 Incentive Plan more than ten years after March 8, 2005, which was the date on which the plan was first adopted by the stockholders of the Company. The Board may amend or terminate the Amended 2005 Incentive Plan at any time; provided, however, the Board will not amend the plan without stockholder approval if such approval is required to comply with the Code or other applicable laws, or to comply with applicable stock exchange requirements. Except for adjustments permitted under the terms of the Amended 2005 Incentive Plan (i) the Board will not, without approval of the stockholders, authorize the amendment of any outstanding Option to reduce the option price, and (ii) no Option will be cancelled and replaced with Awards having a lower option price without the approval of the stockholders. Awards granted under the Amended 2005 Incentive Plan prior to its termination will remain outstanding until exercised or until the end of the term of such Awards. The termination of the Amended 2005 Incentive Plan will not impair the power and authority of the Board with respect to Awards that remain outstanding after termination of the Amended 2005 Incentive Plan.

Outstanding Awards.   The Board may amend the terms of an Award granted under the Amended 2005 Incentive Plan, prospectively or retroactively, provided such amendment does not materially impair the rights of a Participant without the Participant’s consent. An outstanding Award may otherwise be amended by agreement of the Company and the Participant consistent with the Plan.

Federal Income Tax Consequences

The following is only a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Amended 2005 Incentive Plan. This summary does not purport to be a complete analysis of all potential U.S. federal income tax or other tax consequences relevant to Participants, or to describe tax consequences based upon particular circumstances. In addition, the summary does not address the income tax laws of any municipality, state or foreign country in which a Participant may reside and to which a Participant may be subject.

In general, a Participant will not recognize income at the time a NQSO is granted. At the time of exercise, the Participant will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a NQSO, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

A Participant generally will not recognize income upon the grant or exercise of an ISO. If shares issued to a Participant upon the exercise of an ISO are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the Participant, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the Participant as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the Participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the Participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. Subject to certain exceptions for death or disability, if a Participant exercises an ISO more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a NQSO. In addition, the exercise of an ISO will be treated essentially the same as the exercise of a NQSO for purposes of the federal alternative minimum tax (“AMT”), which exercise may subject the Participant to AMT.

No income will be recognized by a participant in connection with the grant of a tandem Appreciation Right or a freestanding Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.

A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of

Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the restricted shares, will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

A Participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment in respect of performance shares or performance units, the Participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted shares received.

To the extent that a Participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the Participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC

The Company filed a Registration Statement on Form S-8 relating to the issuance of Common Stock under the Current 2005 Incentive Plan with the SEC pursuant to the Securities Act of 1933, as amended, on March 11, 2005. However, following the Company’s announcement on October 27, 2006 that, as a result of the Company’s voluntary review of its historic option grant practices, the Company’s financials should not be relied upon, the Company suspended use of this Form S-8. As soon as is practicable after approval of the Plan Amendment by the Company’s stockholders and after the Company is once again current with its SEC reporting obligations, the Company intends to file an amendment to its Registration Statement on Form S-8 to resume use of its Form S-8 and to register the additional shares authorized by the Plan Amendment.

Vote Required

The approval of the Plan Amendment requires the affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting. Accordingly, an abstention or broker non-vote will have the legal effect of a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE FIRST AMENDMENT TO THE 2005 EQUITY AND PERFORMANCE INCENTIVE PLAN.

PROPOSAL 4

AMENDMENT OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

The Board has approved as of June 6, 2007, and is submitting for stockholder approval, an amendment to the Company’s 1999 Employee Stock Purchase Plan, as amended (the “ESPP”), that extends the term of the ESPP by ten years to April 30, 2018 (the “ESPP Amendment”). The Company believes that awards under the ESPP promote its operating performance and growth potential by encouraging employees to acquire equity in the Company, thereby aligning their long-term interests with those of the Company. The Company intends to continue its policy of awarding purchase rights under the ESPP for the foreseeable future, and accordingly seeks to extend the life of the ESPP by an additional ten years, to April 30, 2018.

If the ESPP Amendment is adopted by the stockholders, the term of the amended ESPP will commence May 1, 2008 and will continue until April 30, 2018, subject to earlier termination by the Board. If the ESPP Amendment is not approved by the stockholders, the ESPP will expire by its terms on April 30, 2008.

A summary description of the ESPP as amended by the ESPP Amendment is set forth below. A copy of the amended ESPP is attached to this Proxy Statement as Annex C and incorporated herein by this reference. The summary description of the amended ESPP provided below is qualified in its entirety by reference to the full text of the amended ESPP attached as Annex C.

Following the Company’s announcement on October 27, 2006 that as a result of the Company’s voluntary review of its historic option grant practices, the Company’s financials should not be relied upon, the Company suspended all purchases under the ESPP. All purchases under the ESPP will remain suspended until the Company is once again current with its SEC reporting obligations.

Summary Description of Amended ESPP

On February 23, 1999, the stockholders of the Company approved the ESPP. The ESPP provides employees with an opportunity to purchase shares of Common Stock in the Company. The ESPP allows eligible employees to accumulate funds through payroll deductions to purchase shares of Common Stock at a discount.

Available Shares

The ESPP authorizes the issuance of 1,500,000 shares of Common Stock. Of the 1,500,000 shares of Common Stock that have previously been authorized for issuance under the ESPP, 707,445 shares remained available for issuance as of the Record Date. The ESPP originally authorized for issuance 250,000 shares of Common Stock. On February 20, 2001, the stockholders approved an amendment and restatement of the ESPP that increased the number of shares authorized for issuance from 250,000 to 750,000 and on March 9, 2004, the stockholders approved an amendment and restatement of the ESPP that increased the number of shares authorized for issuance from 750,000 to 1,500,000. Shares issued under the ESPP may be authorized and unissued shares, or treasury shares.

Term and Termination

Under its current terms, the ESPP terminates on April 30, 2008. If the ESPP Amendment is adopted by the stockholders, the term of the amended ESPP will commence May 1, 2008 and will continue until April 30, 2018, subject to earlier termination by the Board. If the ESPP Amendment is not approved by the stockholders, the ESPP will expire by its terms on April 30, 2008. The Board of Directors may terminate the Plan at any time.

Participation Periods

A participation period is the period of time over which deductions are taken from the paychecks of eligible employees who have elected to participate in the ESPP and accumulated. At the end of the participation period, a purchase of shares is made with each participant’s accumulated deductions. Participation periods are three months in length, beginning February 1, May 1, August 1 and November 1.

Purchase Limitations

In general, for each participation period, eligible employees can elect to purchase full shares through payroll deductions of up to 10% of base pay, but in no event may the participant’s rights to purchase shares of Common Stock accrue at a rate that exceeds $25,000 of fair market value of Common Stock in a calendar year. In addition, employees are not eligible to participate if, immediately after a purchase of shares the employee would own stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company. Outstanding options to purchase shares of Common Stock are included as stock owned in the calculation of the 5% ownership limit.

Purchase Price

The purchase price a participant pays for the shares is equal to 85% of the market closing price of the Common Stock on the last business day of each participation period. The percentage may be changed prior to a participation period by and at the sole discretion of the Compensation Committee, or such other committee established by the Board, without further approval of the stockholders, to any whole percentage that is not less than 85% and not greater than 100%.

The proceeds received from the sale of stock pursuant to the ESPP constitute general funds of the Company and may be used by it for any purpose.

Eligibility and Plan Benefits

Eligibility to participate is generally extended to all regular employees of the Company and its participating subsidiaries who are actively and customarily employed for 20 hours or more per week and who have completed three months of employment. Executive officers and members of the Board who are eligible employees are also permitted to participate. An employee is ineligible to participate if immediately after such grant, such employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company, such ownership to be determined by applying the rules of Section 424(d) of the Code and treating stock that the employee may purchase under outstanding options as stock owned by the employee.

Because participation in the ESPP is determined at the election of each eligible participant, it is impossible to determine benefits that will be received in the future under the ESPP by any eligible participant. The following table sets forth information regarding the purchase of shares of Common Stock under the ESPP during fiscal 2006 by (i) each of the Company’s executive officers named in the Summary Compensation Table below, (ii) all executive officers of the Company as a group, (iii) all non-executive Directors as a group, and (iv) all non-executive officer employees as a group.

NEW PLAN BENEFITS
1999 Employee Stock Purchase Plan
Name	Number of Shares Purchased (#)	Dollar Value($) (1)
Philip G. Heasley, Chief Executive Officer and President	877	4,407
Mark R. Vipond, Chief Operating Officer	―	―
Anthony J. Parkinson, Senior Vice President and President – ACI Worldwide Americas(3)	854	4,314
Richard N. Launder, Senior Vice President and President - ACI Worldwide EMEA and Asia/Pacific (4)	132	534
David R. Bankhead, Senior Vice President and Chief Accounting Officer(5)	―	―
Executive Group(6)	2,987	15,291
Non-Executive Directors Group	―	―
Non-Executive Officer Employee Group	40,774	206,743

(1)            Dollar value is calculated based on the difference between the closing price of the Common Stock on The NASDAQ Global Select Stock Market on the purchase date and the price at which the shares were purchased.

(3)            On March 15, 2007, Mr. Parkinson announced his intention to retire from the Company. His retirement will become effective July 31, 2007.

(4)            In April 2007, Mr. Launder’s title changed to Senior Vice President and President – Global Operations.

(5)            Mr. Bankhead served as Chief Accounting Officer until May 10, 2007 when Henry C. Lyons was appointed Chief Accounting Officer.

(6)            Includes the five named executive officers disclosed above.

Administration

The ESPP is administered by the Compensation Committee, which may amend the ESPP or adopt sub-plans, in its sole discretion, in order to conform the terms of the ESPP with the requirements of local law with respect to participating subsidiaries that employ participants who reside outside the U.S. The Compensation Committee has the power to interpret the ESPP and may adopt, amend and rescind rules, not inconsistent with the provisions of the ESPP, that it deems advisable. The ESPP may be amended by the Board from time to time as it deems desirable in its sole discretion without approval of the stockholders of the Company, except to the extent stockholder approval is required by Rule 16b-3 of the Exchange Act, applicable NASDAQ National Market or other stock exchange rules, applicable provisions of the Code, or other applicable laws or regulations. The Board may terminate the ESPP at any time in its sole discretion.

Adjustments

The number of shares to be issued under the ESPP will be adjusted by the Board in the event that the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation without the receipt of consideration by the Company, by reason of a reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock. In the event of (i) any offer or proposal to holders of Common Stock relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise or (ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, or

(iii) the dissolution or liquidation of the Company, the Board may make such adjustment as it deems equitable.

Federal Income Tax Consequences

Under current law, U.S. federal income tax consequences to participants and the Company of rights granted under the ESPP would generally be as set forth in the following summary. This summary does not purport to be a complete analysis of all potential U.S. federal income tax or other tax consequences relevant to participants and the Company, or to describe tax consequences based upon particular circumstances. In addition, the summary does not discuss the income tax laws of any municipality, state or foreign country in which the participant may reside and to which the participant may be subject.

If shares of Common Stock are issued to a participant under the ESPP, and if no disposition of such shares is made within two years of the first day of the participation period, or within one year after the transfer to such participant of such shares, or in the event of the participant’s death (whenever occurring) while owning such shares, then (a) no income will be realized by the participant at the time of the transfer of the shares to such participant and (b) when the participant sells or otherwise disposes of such shares (or dies holding the shares), there will be included in his or her gross income, as compensation, an amount equal to the lesser of (i) the amount by which the fair market value of the shares on the first day of the participation period exceeds the purchase price for the shares, or (ii) the amount by which the fair market value at the time of disposition or death exceeds the purchase price for the shares. Any further gain will be treated for federal income tax purposes as long-term capital gain, provided that the employee holds the shares for the applicable long-term capital gain holding period after the last day of the participation period applicable to such shares.

No deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of any right to purchase shares under the ESPP if there is no disposition of the shares within either the two-year or the one-year periods referred to above. If there is a disposition of shares by a participant within either of these periods, such participant will realize ordinary income in the year of disposition in an amount equal to the difference between the purchase price and the fair market value of the shares at the time of purchase, and the Company will generally be entitled to a deduction in the same amount. The amount of ordinary income realized by the participant may be subject to withholding for taxes. Any difference between the amount received by an employee upon such a disposition and the fair market value of the shares at the time of purchase will be capital gain or loss, as the case may be.

Vote Required

The approval of the ESPP Amendment requires the affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting. Accordingly, an abstention or broker non-vote will have the legal effect of a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

REPORT OF AUDIT COMMITTEE

During fiscal 2006, Audit Committee members were Messrs. Alexander, Curtis, Shay and Stokely, each having served for the entire fiscal year with the exception of Mr. Shay, who began serving on the Audit Committee on May 23, 2006. Each of the directors serving on the Audit Committee is “independent” as defined in Rule 4200(a) of the NASD listing standards. The Board has determined that each of the members meets the NASD regulatory requirements for financial literacy and that Mr. Stokely and Mr. Shay are “audit committee financial experts” as defined under Commission rules. The Audit Committee operates pursuant to a charter (the “Audit Committee Charter”) approved and adopted by the Board. The Board amended the Audit Committee Charter on December 14, 2005. A copy of the Audit Committee Charter was attached to the proxy statement for the Company’s 2006 Annual Meeting of Stockholders and is available on the Company’s website at www.tsainc.com in the Investor Relations — Corporate Governance section.

The Audit Committee, on behalf of the Board, oversees the Company’s financial reporting process as more fully described in the Audit Committee Charter. Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, accounting and financial principles, internal controls over financial reporting and compliance with laws and regulations and ethical business standards. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal controls. Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditor.

The Company’s independent auditor, KPMG LLP (“KPMG”), is responsible for performing independent audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. In fulfilling its oversight responsibilities, the Audit Committee (i) reviewed and discussed the audited financial statements and the footnotes thereto in the Company’s annual report on Form 10-K for fiscal 2006 with management and KPMG, and (ii) discussed the quality, not just the acceptability, of the accounting principles, of the reasonableness of significant judgments and the clarity of the disclosures in the financial statements with management and KPMG. The Audit Committee discussed with the Company’s internal auditors and KPMG, with and without management present, their evaluations of the Company’s internal accounting controls and reviewed with management the bases for management’s assessment of the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee discussed with the Company’s independent auditor its independence from management and the Company, and received from them the written disclosures and the letter concerning the independent auditor’s independence required by the Independence Standards Board Standard No. 1.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for fiscal 2006 for filing with the Commission. The Audit Committee also recommended to the Board the selection of KPMG to serve as the Company’s independent auditor for the fiscal year ending September 30, 2007 subject to entering into a mutually agreed upon engagement letter.

MEMBERS OF THE AUDIT COMMITTEE
John E. Stokely, Chairman Roger K. Alexander John D. Curtis John M. Shay, Jr.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITOR

The Audit Committee has recommended, and the Board has approved, the appointment of KPMG as the Company’s independent auditor for the fiscal year ending September 30, 2007 subject to entering into a mutually agreed upon engagement letter, and further subject to stockholder ratification. The Company initially engaged KPMG to serve as its independent auditor on May 29, 2002. Representatives of KPMG are expected to be present at the Annual Meeting to make a statement should they so desire and to respond to appropriate questions.

Audit Fees.   The aggregate fees billed by KPMG for professional services rendered for the audit of the Company’s annual consolidated financial statements for fiscal 2006 and the audit of the effectiveness of the Company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”)(established under the Sarbanes-Oxley Act of 2002) totaled approximately $4.9 million. The aggregate fees billed by KPMG for professional services rendered for the audit of the Company’s annual consolidated financial statements for fiscal 2005 and the audit of the effectiveness of our internal controls over financial reporting in accordance with the standards of the PCAOB totaled approximately $2.4 million.

Audit-Related Fees.   The aggregate fees billed by KPMG for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported under “Audit Fees” above totaled $24,390 for fiscal 2006. The professional services rendered consisted of (i) technical accounting consultations related to acquisition accounting matters, and (ii) other technical accounting consultations. The aggregate fees billed by KPMG for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported under “Audit Fees” above totaled $36,500 for fiscal 2005. The professional services rendered consisted of (i) services associated with the Company’s filing of an SEC S-8 registration statement; and (ii) other technical accounting consultations related to acquisition accounting matters.

Tax Fees.   The aggregate fees billed by KPMG for tax-related services rendered to the Company for fiscal 2006 and 2005 totaled approximately $137,813 and $191,000, respectively. Tax fees billed by KPMG during fiscal 2006 and 2005 related primarily to tax planning projects and, to a lesser extent, tax compliance issues, including assistance in the preparation of (i) expatriate tax returns and payroll calculations, (ii) original and amended foreign income tax returns, (iii) amended state income tax returns, and (iv) foreign tax credit calculations.

All Other Fees.   In fiscal 2006 and fiscal 2005, there were no other fees billed by KPMG for services rendered to the Company, other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

The Audit Committee has considered whether the provision of the services by KPMG, as described above in “Tax Fees” and “All Other Fees,” is compatible with maintaining the independent auditor’s independence.

Pre-Approval of Audit and Non-Audit Services

The Company has adopted policies and procedures for pre-approval of all audit and non-audit services to be provided to the Company by its independent auditor and its member firms. Under these policies and procedures, all audit and non-audit services to be performed by the independent auditor must be approved by the Audit Committee. A proposal for audit and non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of the independent auditor are also required. Any engagement letter relating to a proposal must be presented to the Audit Committee for review and approval, and the chairman of the Audit Committee may sign, or authorize an officer of the Company to sign, such engagement letter.

All services provided by the independent auditor in fiscal 2006 were approved by the Audit Committee.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of the proposal. Because only a majority of shares actually voting is required to approve Proposal 5, an abstention will have no effect on the outcome of the voting on this proposal

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL 2007.

INFORMATION REGARDING STOCK OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of May 31, 2007 by (i) each of the Company’s directors, (ii) each of the Company’s executive officers named in the Summary Compensation Table below, (iii) all executive officers and directors of the Company as a group, and (iv) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock. The percentages in this table are based on 37,161,378 outstanding shares of Common Stock, exclusive of 3,660,138 shares of Common Stock held as treasury stock by the Company. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying options held by that person that will be exercisable within 60 days of May 31, 2007, are deemed to be outstanding. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial Owner	Number of Shares	Percent
Waddell and Reed Investment Management Co. (1)	3,053,498	8.22%
6300 Lamar Avenue, Overland Park, KS 66202
BlackRock Advisors, Inc. (1)	2,284,506	6.15%
40 East 52nd St., New York, NY 10022
Westfield Capital Management Co. LLC (1)	1,976,964	5.32%
One Financial Center, 23rd Floor, Boston, MA 02111
Philip G. Heasley (2)	463,877	1.25%
Mark R. Vipond (3)	115,617	*
David R. Bankhead(4)	150,000	*
Anthony J. Parkinson (5)	96,080	*
Jim D. Kever (6)	71,750	*
Roger K. Alexander (7)	70,750	*
Richard Launder(8)	55,975	*
Harlan F. Seymour (9)	50,000	*
John E. Stokely (10)	44,000	*
John D. Curtis (11)	43,000	*
John M. Shay, Jr. (12)	11,000	*
All Directors and current Executive Officers as a group (15 persons)	1,299,476	3.50%

*                    Less than 1% of the outstanding Common Stock.

         (1) The number of shares in this table is based on reporting from NASDAQ Online as of June 11, 2007, based on the Schedule 13G and 13F filings as of such date.  The Company is not aware of any additional filings by any person or company known to beneficially own more than 5% of the outstanding shares of Common Stock.

         (2) Includes 300,000 shares issuable upon exercise of vested stock options (as of 60 days following May 31, 2007) and 163,877 shares owned directly.

         (3) Includes 86,441 shares issuable upon exercise of vested stock options (as of 60 days following May 31, 2007) and 29,176 shares owned directly.

         (4) Consists solely of shares issuable upon exercise of vested stock options (as of 60 days following May 31, 2007).

         (5) Includes 89,986 shares issuable upon exercise of vested stock options (as of 60 days following May 31, 2007) and 6,094 shares owned directly.

         (6) Includes 68,250 shares issuable upon exercise of vested stock options (as of 60 days following May 31, 2007) and 3,500 shares owned directly.

         (7) Includes 68,250 shares issuable upon exercise of vested stock options (as of 60 days following May 31, 2007) and 2,500 shares owned directly.

         (8) Includes 44,999 shares issuable upon exercise of vested stock options (as of 60 days following May 31, 2007), 9,376 shares owned directly and 1,600 shares owned by Mr. Launder’s wife.

         (9) Includes 46,000 shares issuable upon exercise of vested stock options (as of 60 days following May 31, 2007) and 4,000 shares owned directly.

  (10) Includes 42,000 shares issuable upon exercise of vested stock options (as of 60 days following May 31, 2007) and 2,000 shares owned directly.

  (11) Includes 42,000 shares issuable upon exercise of vested stock options (as of 60 days following May 31, 2007) and 1,000 shares owned directly.

  (12) Includes 10,000 shares issuable upon exercise of vested stock options (as of 60 days following May 31, 2007) and 1,000 shares owned directly.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the rules of the Commission require the Company’s directors, certain officers and beneficial owners of more than 10% of the outstanding Common Stock to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on behalf of its executive officers on the basis of information obtained from them and review the forms submitted to the Company by its non-employee directors and beneficial owners of more than 10% of the Common Stock. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors, officers and beneficial owners of more than ten percent of the Common Stock during or with respect to fiscal 2006 were filed on time.

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

The following table sets forth certain compensation information for fiscal 2006, 2005 and 2004 as to the Company’s CEO and its four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2006. The listed individuals are collectively referred to in this Proxy Statement as the “Named Executive Officers” of the Company.

SUMMARY COMPENSATION TABLE

					Long-Term
		Annual Compensation			Compensation
				Other	Securities
				Annual	Underlying	LTIP	All Other
	Year Ended	Salary	Bonus	Compensation	Options	Payouts	Compensation
Name and Principal Position	September 30,	($)	($)(1)	($)(2)	(#)(3)	($)	($)(4)
Philip G. Heasley(5)	2006	500,000	360,378	289,512	—	—	4,315
President and Chief Executive	2005	282,609	250,000	11,418	1,000,000	—	—
Officer	2004	—	—	—	—	—	—
Mark R. Vipond	2006	275,000	199,602	8,035	—	—	4,358
Senior Vice President and	2005	248,768	269,760	7,533	20,000	—	4,164
Chief Operating Officer	2004	239,200	210,911	5,487	50,000	—	43,335
Anthony J. Parkinson(6)	2006	250,000	157,351	—	—	—	4,358
Senior Vice President and	2005	218,400	238,743	—	17,500	—	4,164
President — ACI Worldwide–	2004	210,000	200,893	—	40,000	—	266,650
Americas
Richard N. Launder(7)	2006	270,243	267,806	28,777	—	—	63,408
Senior Vice President and	2005	—	—	—	—	—	—
President — ACI	2004	—	—	—	—	—	—
Worldwide EMEA and Asia/Pacific
David R. Bankhead(8)	2006	234,000	78,426	—	—	—	4,358
Senior Vice President and	2005	234,000	147,541	1,285	—	—	4,164
Chief Accounting Officer	2004	225,000	142,450	42,306	—	—	7,613

(1)             The Company’s executive officers were eligible for quarterly cash incentive compensation amounts payable pursuant to the Company’s Management Incentive Compensation Plan (the “MIC Plan”). Such incentive compensation amounts were generally based upon the Company’s revenue, profit attainment, backlog, cash flow and the financial performance of the executive’s division, with each component having an established weighting within the plan. As previously disclosed in the Report of the Compensation Committee in the proxy statement filed in connection with the 2006 Annual Meeting of Stockholders, the fiscal 2005 amount includes a $250,000 incentive compensation payment earned by Mr. Heasley based upon fiscal 2005 Company performance which the Company paid in the first quarter of fiscal 2006.

(2)             For Mr. Heasley, this amount includes reimbursement of moving expenses (and the income taxes attributable thereto) in fiscal 2006 and fiscal 2005 in the amount of $262,817 and $11,418, respectively, and a $26,695 housing allowance in fiscal 2006. For Mr. Vipond, this amount includes the value of trips in fiscal 2006, fiscal 2005 and fiscal 2004 in the amounts of $8,035, $7,533 and $5,487, respectively. For Mr. Launder, this amount includes an annual car allowance for in the amount of $18,724 and an additional payment of $10,053 in respect of taxes incurred by Mr. Launder as a result of his use of Company provided housing. For Mr. Bankhead, this amount includes reimbursement of moving expenses (and the income taxes attributable thereto) in fiscal 2005 and fiscal 2004 in the amounts of $1,285 and $42,306, respectively.

(3)             Includes options granted under the Company’s 2005 Incentive Plan, 1999 Stock Option Plan, as amended, 1996 Stock Option Plan and 1994 Stock Option Plan, as amended.

(4)             Includes contributions made to the Company’s 401(k) Retirement Plan and the ACI Worldwide EMEA Group Personal Pension Scheme (the “EMEA Pension”) and amounts paid in connection with long-term disability insurance. For fiscal 2006, the Company’s contributions to the Company’s 401(k) Retirement Plan were $4,000 for each of Messrs. Heasley, Vipond, Parkinson, and Bankhead and the contribution to the EMEA Pension for Mr. Launder was $26,682. In fiscal 2006, the Company paid $358 for long-term disability insurance for each of Messrs. Vipond, Parkinson, and Bankhead. In fiscal 2006, the Company paid $315 for long-term disability insurance for Mr. Heasley and $36,726 for long term disability insurance for Mr. Launder.

(5)             Mr. Heasley’s employment with the Company commenced in March 2005. Accordingly, compensation information for fiscal 2005 reflects less than full-year amounts.

(6)             On March 15, 2007, Mr. Parkinson announced his intention to retire from the Company. His retirement will become effective upon July 31, 2007.

(7)             The amounts reflected for Mr. Launder’s compensation have been converted from British pounds sterling (£) to U.S. dollars ($) based on the currency exchange rate as of September 29, 2006 as published in the Wall Street Journal, which was 1.8724. Mr. Launder became an executive officer of the Company effective as of August 8, 2006. Accordingly, compensation information for fiscal 2005 and fiscal 2004, when he was not an executive officer of the Company, is not reflected. In April 2007, Mr. Launder’s title changed to Senior Vice President and President — Global Operations.

(8)             Mr. Bankhead served as Chief Financial Officer and Treasurer until September 18, 2006 when Henry C. Lyons was appointed the Chief Financial Officer and Treasurer. Mr. Bankhead served as Chief Accounting Officer until May 10, 2007 when Mr. Lyons was appointed as Chief Accounting Officer.

Options Granted in Last Fiscal Year

No stock options were granted to any of the Named Executive Officers during fiscal 2006.

Aggregated Option Exercises in Last Fiscal Year

The following table sets forth information regarding stock option exercises by Named Executive Officers during fiscal 2006, along with option values as of September 30, 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares	Value	Options at Fiscal		Options at Fiscal
	Acquired on	Realized	Year-End (#)		Year-End ($)(2)
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Philip G. Heasley.	—	—	150,000	850,000	1,750,500	9,919,500
Mark R. Vipond	—	—	78,128	31,003	1,531,691	358,327
Anthony J. Parkinson	—	—	79,986	33,125	1,695,904	405,806
Richard N. Launder.			41,249	18,751	733,109	194,191
David R. Bankhead	—	—	112,500	37,500	2,709,000	903,000

(1)             Value realized is calculated based on the difference between the fair market value of the shares acquired and the exercise prices of the exercised options.

(2)             Dollar value of unexercised in-the-money options is calculated based on the difference between the closing price of the Common Stock on The NASDAQ Global Select Stock Market on September 29, 2006 ($34.32 per share) and the exercise prices of the options held.

Equity Compensation Plans

The following table sets forth, as of September 30, 2006, certain information related to the Company’s compensation plans under which shares of Common Stock are authorized for issuance:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	3,444,378	$18.26	1,567,135	(1)
Equity compensation plans not approved by security holders(2)	14,712	$14.18	0
Total	3,459,090	$18.24	1,567,135

(1)            Includes shares remaining available for future issuance under the Company’s 1999 Stock Option Plan, as amended, and the 2005 Incentive Plan. This number reflects shares reserved for issuance in connection with long-term incentive awards under the 2005 Incentive Plan outstanding as of September 30, 2006 based on the targeted award amounts. The maximum number of shares that may be issued under the 2005 Incentive Plan as restricted stock, restricted stock units, performance shares and performance units (after taking into account forfeitures, expirations and transfers upon satisfaction of any withholding amount) is 2,500,000 shares of Common Stock. If the stockholders approve the Plan Amendment included as Proposal 3 to this Proxy Statement, this limitation will no longer exist for shares issued under the 2005 Incentive Plan.

(2)            In connection with its acquisition of MessagingDirect, Ltd. (“MDL”) in 2001, the Company assumed the MDL Amended and Restated Employee Share Option Plan. Options under this plan became 100% vested upon the acquisition and have terms of eight years from the original date of grant by MDL. Under the Company’s 2000 Non-Employee Director Stock Option Plan, options vest annually over a period of three years and have a term of ten years from the date of grant. The exercise price of options granted under the Company’s 2000 Non-Employee Director Stock Option Plan is equal to the fair market value of the underlying Common Stock at the time of grant. Stockholder approval was neither required nor received in connection with the adoption of these plans and arrangements. Of the 14,712 outstanding options under these plans as of September 30, 2006, 2,212 are options outstanding under the MDL Amended and Restated Employee Share Option Plan and 12,500 are options outstanding under the 2000 Non-Employee Director Stock Option Plan. In connection with stockholder approval of the 2005 Incentive Plan, the Board terminated both the MDL Amended and Restated Employee Share Option Plan and the 2000 Non-Employee Director Stock Option Plan. Termination of such plans did not affect any options outstanding under these plans immediately prior to termination thereof.

Long Term Incentive Awards

The following table sets forth, as of September 30, 2006, certain information related to certain long-term incentive awards granted to the Company’s Named Executive Officers:

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

	Number of	Performance
	Shares, Units	or Other	Estimated Future Payments under
	or Other	Period Until	Non-Stock Price-Based Plans
	Rights	Maturation	Threshold	Target	Maximum
Name	(#)(1)(2)	Or Payout (1)	(#)	(#)	(#)
Philip G. Heasley	12,000	3 years	0	12,000	18,000
Mark R. Vipond.	—	—	—	—	—
Anthony J. Parkinson	—	—	—	—	—
Richard N. Launder	—	—	—	—	—
David R. Bankhead	—	—	—	—	—

(1)            Pursuant to the Company’s 2005 Incentive Plan, the Company granted long-term incentive program performance share awards (“LTIP Performance Shares”) representing shares of the Company’s Common Stock with a grant date fair value of $29.96 per share. These LTIP Performance Shares are earned, if at all, based upon the achievement, over the three-year period from October 1, 2005 through September 30, 2008 (the “Performance Period”), of performance goals related to (i) the compound annual growth over the Performance Period in the Company’s 60-month contracted backlog as determined by the Company, (ii) the compound annual growth over the Performance Period in the diluted earnings per share as reported in the Company’s consolidated financial statements, and (iii) the compound annual growth over the Performance Period in the total revenues as reported in the Company’s consolidated financial statements. The performance goal weightings are 20% for 60-month contracted backlog, 40% for diluted earnings per share and 40% for total revenues. In no event will any of the LTIP Performance Shares become earned if the Company’s earnings per share is below a predetermined minimum threshold level at the conclusion of the Performance Period.

(2)            Number of shares assuming 100% attainment of performance goals.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

CEO Employment Agreement

On March 8, 2005, the Company entered into an Employment Agreement (the “CEO Employment Agreement”) with Philip G. Heasley, pursuant to which Mr. Heasley agreed to serve as the Company’s President and CEO for an initial term of four years. A copy of the CEO Employment Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 10, 2005. Under the CEO Employment Agreement, Mr. Heasley will be employed through March 8, 2009 (the “Employment Period”), after which the Employment Period will be extended for successive one-year periods, unless the Company gives 30 days written notice to Mr. Heasley that the Employment Period will not be extended for an additional year or unless the Employment Period otherwise terminates. So long as Mr. Heasley continues to serve as President and CEO, the Board will nominate Mr. Heasley to serve as a member of the Company’s Board of Directors. The CEO Employment Agreement provides that Mr. Heasley will receive an initial base salary of $500,000 per year as well as other compensation, including bonus opportunities, as set forth in the CEO Employment Agreement. For fiscal year 2005, Mr. Heasley’s bonus was based on (i) the achievement of the financial performance objectives set forth in the Company’s 2005 Fiscal Year Management Incentive Compensation Plan, and (ii) the attainment of certain internal planning objectives.

The CEO Employment Agreement requires that Mr. Heasley purchase and hold, during the initial Employment Period, 100,000 shares of the Company’s Common Stock. At the end of fiscal 2006, Mr. Heasley held 113,877 shares of the Company’s Common Stock.

Pursuant to the CEO Employment Agreement, if Mr. Heasley’s employment is terminated by the Company without cause or by Mr. Heasley for good reason, Mr. Heasley will be entitled to (i) a lump sum payment equal to his bonus for the quarter in which his employment is terminated; (ii) a lump sum payment equal to two times the sum of (A) his base salary at the time of termination and (B) his average annual bonus amount received during the two most recent fiscal years of the Company ending prior to the date of termination; and (iii) continued participation in the Company’s medical and dental plans for two years or until he is covered under the plans of another employer. Mr. Heasley will also be subject to non-competition obligations for a period of one year following termination of his employment. The CEO Employment Agreement also provides that if payments by the Company to Mr. Heasley would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Heasley will be entitled to a gross up payment such that he will be in the same after-tax position as if no excise tax had been imposed. If Mr. Heasley is entitled to payments under the Change in Control Severance Compensation Agreement (as described below), no payment will be made to Mr. Heasley under the CEO Employment Agreement.

Launder Employment Agreement

ACI Worldwide (EMEA) Limited (“ACI EMEA”), a wholly-owned subsidiary of the Company, and Richard N. Launder are parties to a Services Agreement dated July 10, 2000 (the “Services Agreement”). Pursuant to the Services Agreement, either party may terminate employment upon six months prior written notice, or payment in lieu thereof, and ACI EMEA may terminate Mr. Launder immediately for breach or non-performance of his obligations under the Services Agreement. Upon termination of the Services Agreement, Mr. Launder is subject to certain non-competition and non-solicitation obligations for a period of six months following termination of his employment regardless of the reason for termination.

CEO Change in Control Severance Agreement

On March 8, 2005, in connection with the entry into the CEO Employment Agreement described above, the Company entered into a Change in Control Severance Compensation Agreement (the “CEO Change in Control Agreement”) with Mr. Heasley. The CEO Change in Control Agreement provides for a severance payment if Mr. Heasley’s employment is terminated by the Company without cause or by Mr. Heasley with good reason within two years after a change in control of the Company. A copy of the CEO Change in Control Agreement was attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed March 10, 2005. The CEO Change in Control Agreement provides that the severance payment will be a lump sum cash payment and will include (i) a lump sum payment equal to two times the sum of (A) his base salary at the time of termination and (B) his average annual bonus amount received during the two most recent fiscal years of the Company ending prior to the date of termination; (ii) his earned but unpaid base salary through the date of termination of employment; (iii) a quarterly incentive award for the current fiscal quarter, prorated through the date of termination of employment; and (iv) interest on the amounts described in (i), (ii) and (iii). Additionally, Mr. Heasley will be entitled to continued participation in employee benefit plans and programs of the Company for two years or until he receives equivalent coverage and benefits under the plans or programs of a subsequent employer. The CEO Change in Control Agreement also provides that if payments by the Company to Mr. Heasley would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Heasley will be entitled to a gross up payment such that he will be in the same after-tax position as if no excise tax had been imposed.

Change in Control and Severance Compensation Agreements

At the end of fiscal 2006, the Company had entered into Change in Control Severance Compensation Agreements (the “Severance Agreements”) with four of the Named Executive Officers,

five other executive officers and six other employees. As of the Record Date, the Company had Severance Agreements with three of the Named Executive Officers, four other executive officers and five other employees. The Severance Agreement for Mr. Heasley is described under “CEO Change in Control Severance Agreement” and is not included in the numbers for Named Executive Officers listed above. The following is a summary of the other Severance Agreements.

Generally, the Severance Agreements provide that if there is a change in control (as defined in the Severance Agreements) of the Company and the employee’s employment with the Company is subsequently terminated within two years after the change in control, other than as a result of death, retirement, termination by the Company for cause or the employee’s decision to terminate employment other than for good reason, the employee will be entitled to receive from the Company certain payments and benefits. These payments and benefits include (i) a lump-sum payment (the “Lump-Sum Payment”) equal to the employee’s average fiscal-year compensation for the two most recent fiscal years of the Company ending prior to the date of termination; (ii) earned but unpaid base salary through the date of termination; (iii) a quarterly incentive award for the current fiscal quarter prorated through the date of termination equal to the greater of the quarterly incentive award made to the employee for the most recent fiscal quarter ending prior to the date of termination or the average quarterly incentive award made to the employee for the most recent three fiscal years ending prior to the date of termination; (iv) interest on the amounts described in (i), (ii) and (iii); and (v) unless the employee’s termination of employment is the result of the employee’s disability, continued participation at the Company’s cost in employee benefit plans available to Company employees generally in which the employee was participating, until the earlier of receiving equivalent benefits from a subsequent employer or one year from the date of termination.

For purposes of the Severance Agreements, an employee’s fiscal-year compensation generally includes compensation includable in the gross income of the employee, but excludes amounts realized on the exercise of non-qualified stock options, amounts realized from the sale of stock acquired under an incentive stock option or an employee stock purchase plan and compensation deferrals made pursuant to any plan or arrangement maintained by the Company. In the case of two executive officers, the Lump-Sum Payment shall in no event be less than two times the employee’s annual rate of base salary at the higher of the annual rate in effect (i) immediately prior to the date of termination or (ii) on the date six months prior to the date of termination. In the case of the other executive officers and other employees party to the Severance Agreements, the Lump-Sum Payment shall in no event be less than one times the employee’s annual rate of base salary at the higher of the annual rate in effect (i) immediately prior to the date of termination or (ii) on the date six months prior to the date of termination. Under the Severance Agreements, in the event of a change in control, unvested awards and benefits (other than stock options or awards) allocated to the employee under incentive plans shall fully vest and become payable in cash. However, vesting of stock options or other awards may accelerate upon a change in control as set forth in the applicable option or award agreement.

The Severance Agreements provide that in the event any payment by the Company would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the employee with respect to such excise tax, then the employee will be entitled to an additional payment in an amount such that, after payment by the employee of all taxes, the employee is in the same after-tax position as if no excise tax had been imposed. Under the Severance Agreements, the Company agrees to indemnify the employee to the fullest extent permitted by law if the employee is a party or threatened to be made a party to any action, suit or proceeding in which the employee is involved by reason of the fact that the employee is or was a director or officer of the Company, by reason of any action taken by him or of any action on his part while acting as director or officer of the Company or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise. The Company also agrees to obtain and maintain a directors’ and officers’ liability insurance policy covering the employee. The Severance Agreements terminate upon the earlier of (a) termination of employment for any reason prior to a change in control or (b) three years after the date of a change in control.

In addition to the above Severance Agreements, the Company entered into Severance Compensation Agreements (the “Severance Compensation Agreements”) with one executive officer that joined the Company during fiscal 2004 and two executive officers that joined the Company in fiscal 2003. A form of the Severance Compensation Agreement was attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 29, 2004 and as Exhibit 10.15 to the Company’s annual report on Form 10-K for fiscal 2003. As of the Record Date, the Company only has Severance Compensation Agreements with the two executive officers that joined the Company in fiscal 2003. The Severance Compensation Agreements provide that if the employee’s employment with the Company is terminated, other than as a result of death, disability, retirement or termination by the Company for cause, the employee will be entitled to receive from the Company a lump-sum payment within five days after the date of termination and certain benefits. The lump-sum payment and benefits include (i) base salary for six months; (ii) earned but unpaid base salary through the date of termination; (iii) a quarterly incentive award for the current fiscal quarter prorated through the date of termination equal to the quarterly incentive award made to the employee for the most recent fiscal quarter ending prior to the date of termination; and (iv) continued participation at the Company’s cost in employee benefit plans available to Company employees generally in which the employee was participating, until the earlier of receiving equivalent benefits from a subsequent employer or six months from the date of termination.

Parkinson Separation Agreement

On March 15, 2007, Anthony J. Parkinson, a Named Executive Officer, announced his intention to retire from the Company. On May 10, 2007, the Company entered into a Separation, Non-Compete, Non-Solicitation and Non-Disclosure Agreement and General Release with Mr. Parkinson (the “Parkinson Separation Agreement”). The Parkinson Separation Agreement provides the terms and conditions of Mr. Parkinson’s termination of employment with the Company, which will be effective July 31, 2007 (the “Termination Date”). Pursuant to the Parkinson Separation Agreement, the Company will pay Mr. Parkinson (i) a lump sum cash payment of $450,000 within thirty days following the effective date of the agreement, and (ii) a lump sum cash payment of $500,000 on July 31, 2008, less applicable withholdings and deductions.  In addition, the Company will pay Mr. Parkinson additional compensation amounts, including (a) the payment of any bonus due to Mr. Parkinson under the Company’s 2007 Management Incentive Compensation Plan for the period from April 1, 2007 through June 30, 2007, (b) the difference between Mr. Parkinson’s COBRA premiums and the premium he was required to pay while an active employee for a period of eighteen (18) months following the Termination Date, if he timely elects COBRA continuation coverage, and (c) sixty (60) days of outplacement services. Mr. Parkinson will be subject, in certain circumstances, to non-competition and non-solicitation obligations for a period of twenty-four (24) months from the Termination Date and he will continue to be subject to certain confidentiality obligations.

Non-Compete Agreements

At the end of fiscal 2006, each of Messrs. Parkinson and Vipond were parties to the Stock and Warrant Holders Agreement dated as of December 31, 1993 (the “1993 Agreement”), whereby each agreed not to compete with the Company for so long as he is employed by the Company. At the election of the Company, the non-compete agreement may be extended for two years after termination of employment provided that, the Company pays for a period of two years, in accordance with the Company’s normal pay periods, 50% of the individual’s average annual compensation, defined to be the average annual compensation (consisting of salary and cash compensation pursuant to incentive plans) for the three calendar years preceding the date of termination if termination of employment is voluntary or for cause and 100% if employment terminates for any other reason.

The Parkinson Separation Agreement described above superseded the 1993 Agreement between the Company and Mr. Parkinson.

REPORT OF COMPENSATION COMMITTEE

The Company has a standing Compensation Committee. The Compensation Committee operates pursuant to a charter (the “Compensation Committee Charter”) approved and adopted by the Board. A copy of the Compensation Committee Charter is available on the Company’s website at www.tsainc.com in the Investor Relations — Corporate Governance section. The Compensation Committee members are Messrs. Alexander, Kever and Seymour, each of whom served for all of fiscal 2006 and is “independent” as defined in Rule 4200(a) of the NASD listing standards. The Compensation Committee approves base salary and incentive compensation for, and addresses other compensation matters with respect to, officers of the Company, including executive officers. The Compensation Committee grants all stock options and other equity awards to executive officers and other employees based on management recommendations.

Compensation Philosophy and Process

The Company operates in the extremely competitive and rapidly changing technology industry. The Company’s compensation program is intended to provide executive officers with overall levels of compensation opportunity that are competitive within the software and computer services industries, as well as within a broader spectrum of companies of comparable size and complexity. The Company’s compensation program is structured and administered to (i) attract, motivate and retain talented executives responsible for the success of the Company, (ii) support the Company’s business strategy and (iii) generate favorable returns for its stockholders by aligning the interests of executive officers with those of stockholders.

Prior to setting fiscal 2006 executive officer compensation, the Company engaged Watson Wyatt Worldwide (“Watson Wyatt”) to provide independent advice regarding the structure and competitiveness of the overall executive officer compensation program. Competitive data from a peer group of similar companies approved by the Compensation Committee was utilized in the establishment of the fiscal 2006 compensation program for executive officers.

Compensation Components

The Company’s fiscal 2006 executive compensation program consisted of base salaries, annual incentive plans, and long-term equity incentive awards.

Base Salary.   Each executive officer’s base salary, except the CEO’s, is based on the recommendation of the CEO to the Compensation Committee taking into account competitive data from the peer group as well as the Company’s operating budget for the year, relative levels of incentive compensation and long-term equity, the performance of a particular executive’s business unit or department in relation to established strategic plans, and the overall operating performance of the Company.

Incentive Compensation Plan.   A cash incentive compensation plan is established for each executive officer at the beginning of each fiscal year as part of Company’s review of its strategic plan and establishment of its annual operating budget. The CEO provides recommendations to the Compensation Committee for incentive compensation for each executive officer, excluding himself.

In fiscal 2006, an executive’s potential compensation under the Company’s incentive compensation plans was related to the Company’s revenue, operating margins, recurring revenue, the financial performance of the executive’s division or department and individual business objectives, with each component having an established weighting within a plan. The plans provided for incentive payments ranging from 0% to 200% of the targeted incentive with 10% of the targeted incentive compensation being earned for 91% achievement of the established components to 200% of the targeted incentive compensation being earned for 108.3% achievement of the established components. The incentive compensation earned during fiscal 2006 by the Company’s executive officers exceeded targeted levels established for one executive officer.

Long-Term Equity Compensation.   In fiscal 2006, long-term equity compensation consisted of the expected value of stock options and LTIP Performance Shares (as defined below). The goal of the Company’s long-term equity compensation is to align the interests of executive officers with stockholders and to provide each executive officer with an incentive to manage the Company from the perspective of an owner with an equity stake in the business.

Stock Options.   Stock options are granted to executive officers and other key employees in amounts based upon their position and individual performance. Stock options are granted at fair market value at the time of grant and have a term of ten years. Each stock option grant allows the executive officer to acquire shares of the Company’s Common Stock at a fixed price per share based on the fair market value at the time of grant. The stock option grants will only provide a return to the executive if the Company’s Common Stock appreciates over the option term.

LTIP Performance Shares.   In late fiscal 2005, the Company adopted a long term-incentive program (“LTIP”) pursuant to which the Company’s executive officers and other senior managers will be eligible to receive performance shares representing shares of the Company’s Common Stock (“LTIP Performance Shares”) on an annual basis. The LTIP Performance Shares are earned based upon the achievement, over a three-year period (the “Performance Period”), of performance goals relating to the following: (a) the compound annual growth over the Performance Period in the 60-month contracted backlog for the Company and all subsidiaries as determined by the Company, (b) the compound annual growth over the Performance Period in the diluted earnings per share as reported in the Company’s financial statements, and (c) the compound annual growth over the Performance Period in the total revenues as reported in the Company’s financial statements. Each of the performance goals will have an established weighting within the applicable annual statement of performance goals. Together with stock options, LTIP Performance Shares serve to align executives’ interests with stockholders and provide incentives for the creation of long-term stockholder value. The Performance Period for the initial grant of LTIP Performance Shares commenced with fiscal 2006 and runs through fiscal 2008.

CEO’s Compensation.   On March 8, 2005, the Company entered into an employment agreement with Philip G. Heasley. (the “CEO Employment Agreement”). The CEO Employment Agreement provides that Mr. Heasley will receive an initial base salary of $500,000 per year and shall be eligible for on-target incentive compensation of $500,000 per year. In determining the CEO compensation, the Company engaged Watson Wyatt to provide a competitive analysis of CEO compensation and, along with other of the Company’s outside advisors, to provide advice and counsel on the material terms of the CEO Employment Agreement. The Compensation Committee believes that the structure of Mr. Heasley’s compensation, consisting of base salary, incentive compensation and stock option awards, aligns Mr. Heasley’s interests with the long-term interest of the Company’s stockholders.

As of the date of the CEO Employment Agreement, Mr. Heasley’s annualized base salary of $500,000 was between the 50th and 75th percentile of the competitive market data provided by Watson Wyatt. At 100% of his base salary, Mr. Heasley’s on-target incentive compensation is a significant portion of his total potential annual compensation. The Compensation Committee determined that tying a significant portion of Mr. Heasley’s potential annual compensation to performance criteria established under the Company’s incentive compensation plans provides appropriate incentive for Mr. Heasley to achieve the Company’s financial and strategic objectives. As of the date of the CEO

Employment Agreement, Mr. Heasley’s total on-target annualized compensation of $1,000,000 was at approximately the 75th percentile of the competitive market data.

For fiscal 2006, Mr. Heasley’s cash incentive compensation was based upon the achievement of key financial performance objectives established under the Company’s 2006 incentive compensation plan for executive officers generally. In accordance with the terms of the Company’s 2006 incentive compensation plan, Mr. Heasley received fiscal 2006 cash incentive compensation of $360,378 which represents 72% of his annual on-target amount.

Pursuant to the CEO Employment Agreement, the Company granted Mr. Heasley an option to purchase 1,000,000 shares of Common Stock of the Company with an exercise price of $22.65 per share. Six hundred thousand (600,000) of the option shares are time-vested and will vest 25% per year beginning with the first anniversary of the date of grant. The remaining four hundred thousand (400,000) of the option shares are performance-vested and will vest, if at all, upon the attainment by the Company, at any time following the second anniversary of the date of grant of the option, of a market price per share of the Company’s Common Stock of at least $50 for 60 consecutive trading days. Mr. Heasley’s stock option agreement provides for accelerated vesting of the option shares under certain circumstances as set forth in the option agreements.

On December 13, 2005, the Company granted Mr. Heasley 12,000 LTIP Performance Shares with a grant date fair value of $29.96 per share. These Performance Shares are earned, if at all, based upon the achievement during a Performance Period from October 1, 2005 through September 30, 2008, of performance goals related to (i) the compound annual growth over the Performance Period in the Company’s 60-month contracted backlog as determined by the Company, (ii) the compound annual growth over the Performance Period in the diluted earnings per share as reported in the Company’s consolidated financial statements, and (iii) the compound annual growth over the Performance Period in the total revenues as reported in the Company’s consolidated financial statements. The performance goal weightings are 20% for 60-month contracted backlog, 40% for diluted earnings per share and 40% for total revenues. In no event will any of Mr. Heasley’s LTIP Performance Shares become earned if the Company’s earnings per share is below a predetermined minimum threshold level at the conclusion of the Performance Period.

The CEO Employment Agreement requires that Mr. Heasley purchase and hold during the initial four-year term of the agreement 100,000 shares of the Company’s Common Stock. At the end of fiscal 2006, Mr. Heasley held 113,877 shares of the Company’s Common Stock.

Compliance with Internal Revenue Code Section 162(m).   Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation’s CEO and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

MEMBERS OF THE COMPENSATION COMMITTEE
Roger K. Alexander, Chairman Jim D. Kever Harlan F. Seymour

Compensation Committee Interlocks and Insider Participation.   No member of the Compensation Committee was at any time during fiscal 2006, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

PERFORMANCE GRAPH

In accordance with applicable Commission rules, the following table shows a line-graph presentation comparing cumulative stockholder return on an indexed basis with a broad equity market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has selected the S&P 500 Index and the NASDAQ Computer & Data Processing Services Index for comparison.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG TRANSACTION SYSTEMS ARCHITECTS, INC., THE S & P 500 INDEX

AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

*              $100 invested on 9/30/00 in stock or index-including
reinvestment of dividends. Fiscal year ending September 30.

ANNUAL REPORT

Stockholders may obtain a copy of the Company’s Annual Report and a list of the exhibits thereto without charge by written request delivered to the Company, Attn: Investor Relations, 224 South 108th Avenue, Omaha, Nebraska 68154.   The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are available free of charge on the Company’s website at www.tsainc.com as soon as reasonably practicable after the Company files such information electronically with the Commission.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Company’s 2008 Annual Meeting of Stockholders must be received at the office of the Company’s Secretary, 224 South 108th Avenue, Omaha, Nebraska 68154, no later than October 26, 2007, to be considered for inclusion in the proxy statement and form of proxy for that meeting. The Corporate Governance Committee will review proposals submitted by stockholders for inclusion at the Company’s next annual meeting of stockholders and will make recommendations to the Board on an appropriate response to such proposals.

Pursuant to Rule 14a-4(c) under the Exchange Act, if the Company does not receive advance notice of a stockholder proposal to be raised at its next annual meeting of stockholders in accordance with the requirements of the Company’s Bylaws, the proxies solicited by the Company may confer discretionary voting authority to vote proxies on the stockholder proposal without any discussion of the matter in the proxy statement. The Company’s Bylaws provide that written notice of a stockholder proposal must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual stockholders’ meeting.

As to each matter the stockholder proposes to bring before the 2008 Annual Meeting of Stockholders, the stockholder’s notice must set forth: (i) a brief description of the business desired to be brought before the 2008 Annual Meeting of Stockholders and the reasons for conducting such business at such annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. The Company’s Bylaws also provide that the chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the annual meeting and, if he should so determine, such business shall not be transacted.

OTHER MATTERS

The Board does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

By Order of the Board of Directors,

Dennis P. Byrnes Secretary

ANNEX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ACI WORLDWIDE, INC.

                                                                     ARTICLE I

The name of the corporation (which is hereinafter called the “Corporation”) is:

ACI WORLDWIDE, INC.

ARTICLE II

The address of the registered office in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, and the name of the registered agent is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

ARTICLE IV

Section 1.   Authorized Capital Stock.   The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock.  The total number of shares of capital stock that the Corporation is authorized to issue is 75,000,000 shares, consisting of 70,000,000 shares of Common Stock, par value $0.005 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share.

Effective upon the filing of this Amended and Restated Certificate of Incorporation, each authorized, issued and outstanding share of Class A Common Stock shall, without any further action by the Corporation or any holder thereof, automatically be reclassified as one share of Common Stock.

Section 2.   Preferred Stock.   The Preferred Stock may be issued in one or more series. The Board of Directors of the Corporation (the “Board”) is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, rights and qualifications, limitations or restrictions of such series. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a)  the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(b) the voting powers, if any, and whether such voting powers are full or limited in such series;

(c)  the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

(e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(f)   the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity and the rates or other determinants of conversion or exchange applicable thereto;

(g) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

(h)  the provisions, if any, of a sinking fund applicable to such series; and

(i)   any other relative, participating, optional or other special powers, preferences or rights and qualifications, limitations or restrictions thereof;

all as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a “Preferred Stock Designation”).

Section 3.   Common Stock.   Subject to the rights of the holders of any series of Preferred Stock, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

The Board may make, amend, and repeal the Bylaws of the Corporation.  Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws of the Corporation.  The Corporation may in its Bylaws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law.

ARTICLE VII

At any annual meeting or special meeting of stockholders of the Corporation, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Corporation.  Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of all classes of Voting Stock issued and outstanding, voting as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this ARTICLE VII.  For the purposes of this Certificate of Incorporation, “Voting Stock” means stock of the Corporation of all classes or series entitled to vote generally in the election of Directors.

ARTICLE VIII

Section 1.   Election of Directors.   Election of Directors of the Corporation need not be by written ballot unless requested by the Chairman or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected.  If authorized by the Board, such requirement of written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Section 2.   Nomination of Director Candidates.   Advance notice of stockholder nominations for the election of Directors must be given in the manner provided in the Bylaws of the Corporation.

Section 3.   Newly Created Directorships and Vacancies.   Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director.  Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor has been elected and qualified.  No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

Section 4.   Amendment, Repeal, Etc.   Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of all classes of Voting Stock issued and outstanding, voting as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this ARTICLE VIII.  The vote on amendment or repeal of, or on the adoption of any provision inconsistent with, this ARTICLE VIII must be by written ballot.

ARTICLE IX

To the full extent permitted by the DGCL or any other applicable law currently or hereafter in effect, no Director of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation.  Any repeal or modification of this ARTICLE IX will not adversely affect any right or protection of a Director of the Corporation existing prior to such repeal or modification.

ARTICLE X

Section 1.   Right to Indemnification.   Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted or required by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE X with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2.   Right to Advancement of Expenses.   The right to indemnification conferred in Section 1 of this ARTICLE X shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the DGCL so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this ARTICLE X shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 3.   Right of Indemnitee to Bring Suit.   If a claim under Section 1 or 2 of this ARTICLE X is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.  In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this ARTICLE X or otherwise shall be on the Corporation.

Section 4.   Non-Exclusivity of Rights.   The rights to indemnification and to the Advancement of Expenses conferred in this ARTICLE X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation or Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

Section 5.   Insurance.   The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.   Indemnification of Employees and Agents of the Corporation.   The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this ARTICLE X with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

ANNEX B

TRANSACTION SYSTEMS ARCHITECTS, INC.

2005 Equity and Performance Incentive Plan

(as proposed to be amended by the Stockholders on July 24, 2007)

1.    PURPOSE.   The purpose of the 2005 Equity and Performance Incentive Plan is to attract and retain directors, officers and other employees for Transaction Systems Architects, Inc., a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2.    DEFINITIONS.   As used in this Plan,

(a)   “Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(b)   “Award” means any Option, Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards granted under this Plan.

(c)   “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the Awards granted. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

(d)   “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

(e)   “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 16 of this Plan, such committee (or subcommittee).

(f)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(g)   “Common Shares” means the shares of Class A Common Stock, par value $.005 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(h)   “Company” means Transaction Systems Architects, Inc., a Delaware corporation.

(i)    “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code or any successor provision.

(j)    “Date of Grant” means the date specified by the Board on which a grant of any Award under this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(k)   “Director” means a member of the Board of Directors of the Company.

(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(m)  “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option.

(n)   “Incentive Stock Options” means Options that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(o)   “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Options, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits and Other Awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

1.               cash flow/net assets ratio;

2.               debt/capital ratio;

3.               return on total capital;

4.               return on equity;

5.               earnings per share growth;

6.               revenue growth;

7.               total return to stockholders (which may be measured by stock price);

8.               backlog; and

9.               contribution margins.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

(p)   “Non-Employee Director” means a person who is a “non-employee director” of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

(q)   “Market Value per Share” means, as of any particular date, (i) the closing sale price (price for last trade) per Common Share as reported on the principal exchange on which Common Shares are then trading, if any, or, if applicable and provided that the Common Shares are not then-traded on such principal exchange, the Nasdaq National Market System, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.

(r)    “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(s)   “Optionee” means the optionee named in an Award Agreement evidencing an outstanding Option.

(t)    “Option Price” means the purchase price payable on exercise of an Option.

(u)   “Option” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

(v)   “Other Award” means an award or bonus granted under Section 10 of this Plan.

(w)  “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer, or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non-Employee Director who receives an Award under this Plan.

(x)   “Performance Period” means, in respect of a Performance Share or Performance Unit or Qualified Performance-Based Award, a period of time established pursuant to Section 8 or Section 9, respectively, of this Plan within which the Management Objectives relating to such Performance Share, Performance Unit or Qualified Performance-Based Award are to be achieved.

(y)   “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 or Section 9 of this Plan.

(z)   “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 or Section 9 of this Plan.

(aa) “Plan” means this Transaction Systems Architects, Inc. 2005 Equity and Performance Incentive Plan.

(bb) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for a Section 162(m) Exemption, and is made subject to the performance of certain Management Objectives, or (ii) an Option or Appreciation Right.

(cc) “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(dd) “Restriction Period” means the period of time during which Restricted Stock Units are subject to deferral, a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, in its discretion) and other restrictions on transfer, as provided in Section 7 or Section 9 of this Plan.

(ee) “Restricted Stock Unit” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

(ff)   “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code or any successor provision thereto.

(gg) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Options are surrendered in payment of the Option Price of other Options, over the Option Price or Base Price provided for in the related Option or Appreciation Right, respectively.

(hh) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; except that, for purposes of determining whether any person may be a Participant for purposes of any grant of

Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(ii)   “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option.

3.    SHARES AVAILABLE UNDER THE PLAN.

(a)   Number of Shares. Subject to adjustment as provided in Section 3(b) and Section 12 of this Plan, the maximum number of Common Shares that may be issued or transferred to Participants and their beneficiaries in connection with Awards granted under the Plan shall be equal to the sum of: (i) 5,000,000 Common Shares plus any shares described in Section 3(b), and (ii) any Common Shares that are represented by options granted under the following Company plans which are forfeited, expire or are canceled without delivery of Common Shares or which result in the forfeiture or relinquishment of Common Shares back to the Company: (A) the 1994 Stock Option Plan, as amended, (B) the 1996 Stock Option Plan, (C) the 1997 Management Stock Option Plan, (D) the 2000 Non-Employee Director Stock Option, (E) the MessagingDirect Ltd. Amended and Restated Employee Share Option Plan and (F) the 2002 Non-Employee Director Stock Option Plan, as amended (collectively the “Prior Plans”). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b)   Share Calculation.

(i)    To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Common Shares subject to the Award will again be available for issuance pursuant to Awards granted under this Plan.

(ii)   Common Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under this Plan.

(iii)   Shares surrendered or relinquished upon the payment of any Option Price for Options granted under this Plan or any of the Prior Plans by transfer to the Company of Common Shares or upon satisfaction of any withholding amount will again be available for issuance pursuant to Awards granted under this Plan.

(iv)   The number of shares available in Section 3(a) shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Common Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units.

(v)   If, under this Plan, a Participant has given up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the number of shares available in Section 3(a) above.

(c)   Individual Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan to the contrary and subject to adjustment as provided in Section 12 of this Plan:

(i)    the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 3,000,000 Common Shares;

(ii)   no Participant will be granted Options, Appreciation Rights, Restricted Stock, Restricted Stock Units, or Other Awards during the life of the Plan, in the aggregate, for more than 1,000,000 Common Shares during any calendar year; and

(iii)   notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $5,000,000.

4.    OPTIONS.   The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)   Type of Options and Eligibility.   Options granted under this Plan may be (i) Incentive Stock Options (ii) Nonqualified Stock Options, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(b)   Number of Shares. Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(c)   Exercise Price. Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(d)   Exercise Terms and Expiration. An Option will be exercisable in accordance with such terms and conditions and during such periods established by the Board and set forth in the Award Agreement; provided, however, no Option will be exercisable more than 10 years from the Date of Grant.

(e)   Special Terms for Incentive Stock Options.

(i)    Notwithstanding anything contained herein to the contrary, the aggregate Market Value per Share with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans of the Company or any Subsidiary) shall not exceed $100,000 or such other limit set forth in the Code, as amended.

(ii)   No Incentive Stock Option shall be granted to an employee who, at the time the Incentive Stock Option is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless the Option Price is at least 110% of the Market Value per Share (determined as of the time the Incentive Stock Option is granted) of Common Shares subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable more than five (5) years from the Date of Grant.

(iii)   To the extent that any provision of this Plan would prevent any Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option. Such provision, however, will remain in effect for other Options and there will be no further effect on any provision of this Plan.

(f)    Payment.

(i)    Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months (or other consideration authorized pursuant to Section 4(f)(ii)) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

(ii)   The Board may determine, at or after the Date of Grant, that payment of the Option Price of any Nonqualified Stock Option may also be made in whole or in part in the form of Restricted Stock or other Common Shares that are forfeitable or subject to restrictions on transfer, or in the form of Restricted Stock Units, Performance Shares (based, in each case, on the Market Value per Share on the date of exercise), other Options (based on the Spread on the date of exercise)

or Performance Units. Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(f)(ii), the Common Shares received upon the exercise of the Options will be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of (A) the number of shares or Performance Shares, (B) the Spread of any unexercisable portion of Options, or (C) the stated value of Performance Units.

(iii)   The Board reserves the discretion at or after the Date of Grant to provide for (a) the payment of a cash bonus at the time of exercise; (b) the availability of a loan at exercise; and (c) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.

(iv)   To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(g)   General.

(i)    Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised.

(ii)   Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Options or installments thereof will become exercisable and may provide for the earlier exercise of such Options in the event of the termination of the Optionee’s employment for any reason or a change in control of the Company, as may be defined in an Award Agreement.

(iii)   The exercise of an Option will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(iv)   Any grant of Options may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)   Award Agreement.   Each grant of Options will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

5.    APPRECIATION RIGHTS.

(a)   Types of Appreciation Rights.   The Board may authorize the granting of (i) Tandem Appreciation Rights in respect of Options granted hereunder to any Optionee, and (ii) Free-Standing Appreciation Rights to any Participant. Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions.

(b)   Tandem Appreciation Rights.   A “Tandem Appreciation Right” will be a right of the Optionee, exercisable by surrender of the related Option, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Options; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.

(i)    Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option is also exercisable and at a time when the Spread is positive, and by surrender of the related Option for cancellation.

(c)   Free-Standing Appreciation Rights.   A “Free-Standing Appreciation Right” will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(i)    Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the day immediately preceding the Date of Grant;

(ii)   Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)   No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

(d)   Payment.

(i)    Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii)   Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(e)   General.

(i)    Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(ii)   Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a change in control of the Company, as may be defined in an Award Agreement.

(iii)   Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(f)    Award Agreement.   Each grant of Appreciation Rights will be evidenced by an Award Agreement, which Award Agreement will describe such Appreciation Rights, identify the related Options (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

6.    RESTRICTED STOCK.   The Board may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions.

(a)   Ownership.   Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)   Consideration.   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)   Substantial Risk of Forfeiture.

(i)    Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than one year to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a change in control of the Company, as may be defined in an Award Agreement.

(ii)   Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(d)   General.

(i)    Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(ii)   Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

(e)   Award Agreement.   Each grant or sale of Restricted Stock will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

7.    RESTRICTED STOCK UNITS.   The Board may also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions.

(a)   Payment.

(i)    Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Board may specify.

(ii)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(b)   Restriction Period.

(i)    Each such grant or sale will be subject to a Restriction Period of not less than one year, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of a change in control of the Company, as may be defined in an Award Agreement.

(ii)   During the Restriction Period, the Participant will have no right to transfer any rights under his or her Award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them.

(c)   Award Agreement.   Each grant or sale of Restricted Stock Units will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

8.    PERFORMANCE SHARES AND PERFORMANCE UNITS.   The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions.

(a)   Shares and Units.   Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.

(b)   Performance Period.   The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year), commencing with the Date of Grant as will be determined by the Board at the time of grant, which may be subject to earlier lapse or other modification in the event of a change in control of the Company, as may be defined in an Award Agreement.

(c)   Achievement of Management Objectives.   Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d)   Payment.

(i)    Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned.

(ii)   Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(iii)   Any grant of Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed a maximum specified by the Board at the Date of Grant.

(e)   Award Agreement.   Each grant of Performance Shares or Performance Units will be evidenced by an Award Agreement and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

9.    AWARDS TO NON-EMPLOYEE DIRECTORS.   The Board may authorize the grant or sale of any Award available under this Plan to Non-Employee Directors, from time to time, upon such terms and conditions as it may determine and subject to the terms and conditions pertaining to the type of Award granted, as described in this Plan.

(a)   Payment for Options.   Options may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option Price of the Common Shares to be delivered. Such payment will be made in cash or in Common Shares then owned by the Optionee for at least six months, or in a combination of cash and such Common Shares.

(b)   Employee Status.   If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Options held under the Plan by such individual at the time of such commencement of employment will not be affected thereby.

(c)   Director Compensation Substitution.   Non-Employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares in lieu of cash.

(d)   Award Agreement.   Each grant of Awards pursuant to this Section 9 will be evidenced by an Award Agreement and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

10.  OTHER AWARDS.

(a)   Other Awards.   The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, Awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and Awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such Other Awards. Common Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

(b)   Cash Awards.   Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10.

(c)   Share Bonus.   The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board.

11.  TRANSFERABILITY.

(a)   Limits on Transferability.   Except for transfers of Awards to the Company pursuant to Section 4(f)(ii), or as provided in Section 11(b) below, no Option, Appreciation Right or other derivative security granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution or, except with respect to an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act). Except as otherwise determined by the Board, Options and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b)   Beneficiary Designations.

(i)    Notwithstanding Section 11(a) above, an Option, Appreciation Right or other derivative security granted under the Plan may be transferable upon the death of the Participant, without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant, as may have been designated in writing by the Participant by means of a form of beneficiary designation approved by the Company. Such beneficiary designation may be made at any time by the Participant and shall be effective when it is filed, prior to the death of the Participant, with the Company. Any beneficiary designation may be changed by the filing of a new beneficiary designation, which will cancel any beneficiary designation previously filed with the Company.

(ii)   Notwithstanding Section 11(a) above, an Option, Appreciation Right or other derivative security granted under the Plan may be transferable by the Participant without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant; provided, however, that such transfer will not be effective until notice of such transfer is delivered to the Company; and provided, further, however, that any such transferee is subject to the same terms and conditions hereunder as the Participant.

(c)   Additional Restrictions on Transfer.   The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

12.  ADJUSTMENTS.

(a)   Outstanding Awards.   The Board may make or provide for such adjustments in the number of Common Shares covered by outstanding Options, Appreciation Rights, Restricted Stock Units, and Performance Shares granted hereunder and, if applicable, in the number of Common Shares covered by Other Awards, in the Option Price and Base Price provided in outstanding Options and Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, reclassification or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced.

(b)   Share Limitations.   The Board may also make or provide for such adjustments in the number and kind of Common Shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c)(i) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

13.  FRACTIONAL SHARES.   The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

14.  WITHHOLDING TAXES.   To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

15.  FOREIGN EMPLOYEES.   In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

16.  ADMINISTRATION OF THE PLAN.

(a)   Board or Committee.   This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee of the Board (or a subcommittee thereof), as constituted from time to time; provided, however, such committee shall consist of two or more members of the Board, all of whom shall qualify as an “outside director” pursuant to Section 162(m) of the Code and a “Non-Employee Director.” To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee. A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

(b)   Interpretation and Construction.   The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Options, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

(c)   Delegation.   The Board or, to the extent of any delegation as provided in Section 16(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan. The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of Awards under this Plan; and (b) determine the size of any such Awards; provided, however, that (A) the Board or the Committee shall not delegate such responsibilities to any such officer for Awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 11 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the Awards granted pursuant to the authority delegated.

(d)   No Other Awards.   The terms of the Plan govern all Awards granted under the Plan, and in no event will the Board have the power to grant any Award under the Plan that is contrary to any of the provisions of the Plan.

17.  AMENDMENTS.

(a)   Right to Amend the Plan.   The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ Stock Market’s National Market or, if the Common Shares are not traded on the NASDAQ Stock Market’s National Market, the principal national securities exchange upon which the Common Shares are traded or quoted, will not be effective unless and until such approval has been obtained.

(b)   No Re-Pricing of Options.   The Board will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option to reduce the Option Price. Furthermore, no Option will be cancelled and replaced with Awards having a lower Option Price without further approval of the stockholders of the Company. This Section 17(b) is intended to prohibit the repricing of “underwater” Options and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

(c)   Amendments to Awards.   The Board may amend the terms of any Award theretofore granted under this Plan prospectively or retroactively, but subject to Section 12 above, no such amendment shall impair the rights of any holder without his or her consent.

18.  ACCELERATION OF VESTING UPON TERMINATION OF EMPLOYMENT.   In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of an unforeseeable emergency or other special circumstances, of a Participant who holds an Option or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any Other Awards subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 11(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option, Appreciation Right or Other Award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

19.  GOVERNING LAW.   The Plan and all Awards, grants and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20.  TERMINATION OF THE PLAN.   The Plan shall be effective as of the date it is approved by both the Board and the stockholders of the Company. The Board may, in its discretion, terminate this Plan at any time. No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the stockholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. Termination of this Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

21.  PROVISIONS APPLICABLE TO ALL AWARDS.

(a)   Dividends and Dividend Equivalents.

(i)    The Board may, at or after the Date of Grant of an Award (other than Incentive Stock Options), provide the Participant the right to receive dividends or dividend equivalents which may be either paid on a current, deferred or contingent basis or credited to an account for the Participant.

(ii)   With respect to Restricted Stock, the Board may require that any or all dividends or other distributions paid thereon during the period of time for which such Restricted Stock is subject to substantial risk of forfeiture or other transfer restriction be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying Restricted Stock.

(iii)   Any dividends or dividend equivalents may be settled in cash, Common Shares or a combination of both as determined in the Board’s sole discretion.

(b)   Deferrals.   The Board may permit Participants to elect to defer the issuance of Common Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(c)   Surrender or Deferral of Compensation.   The Board may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(d)   Qualified Performance-Based Awards.

(i)    The provisions of the Plan are intended to ensure that all Options and Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the Option Price or Base Price of such Award is not less than the Market Value per Share on the Date of Grant. In addition to Performance Shares and Performance Units, when granting any other Award, the Board may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Board wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Board shall establish Management Objectives for such Award within the time period prescribed by Section 162(m) of the Code.

(ii)   Each Qualified Performance-Based Award (other than an Option or Appreciation Right shall be earned, vested and payable (as applicable) only upon the achievement of the Management Objectives established by the Board, together with the satisfaction of any other conditions as the Board may determine to be appropriate.

(iii)   The Board may provide, in its sole and absolute discretion, either in connection with the grant thereof or by amendment thereafter, that achievement of the Management Objectives will be waived upon the death or disability of the Participant, or upon a change in control of the Company, as may be defined in the Award Agreement. Performance periods established by the Board for any such Qualified Performance-Based Award may not be less than one year from the Date of Grant.

(iv)   Any payment of a Qualified Performance-Based Award granted with Management Objectives pursuant to this Plan shall be conditioned on the written certification of the Board in each case that the Management Objectives and any other material conditions were satisfied.

(v)   Sections 3(c)(ii) and (iv) set forth the maximum number of Common Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

(vi)   Any grant of an Award intended to qualify as a Qualified Performance-Performance-based Award will specify Management Objectives which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and will set forth a formula for determining the number of shares or units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of a Qualified Performance-based Award will specify that, before the Qualified Performance-based Award will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(e)   Forfeiture Events.   The Board may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Subsidiary policies, violation of ethical codes or other codes of conduct, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

22.  GENERAL PROVISIONS.

(a)   No Rights to Awards; Non Uniform Awards.   No Participant or any eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Subsidiaries nor the Board is obligated to treat Participants or eligible Participants uniformly, and determinations made under the Plan may be made by the Board selectively among eligible Participants who receive, or are eligible to receive, Awards (whether or not such eligible Participants are similarly situated).

(b)   No Exercises Contrary to Law.   No Award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(c)   No Right to Employment.   This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(d)   Authorized Leaves.   Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or Awards granted hereunder, except that no Awards may be granted to an employee while he or she is absent on leave.

(e)   No Rights as a Stockholder.   No Participant shall have any rights as a stockholder with respect to any shares subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(f)    Conflicts.   In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan, the term in the Plan shall control.

(g)   Headings.   The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

(h)   Successors and Assigns.   The Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

(i)    Severability.   If any provision of the Plan or any Award Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan or Award Agreement, and the Plan and each Award Agreement shall each be construed and enforced as if the invalid provisions had never been set forth therein.

(j)    No Strict Construction.   No rule of strict construction shall be applied against the Company or any other person in the interpretation of any of the terms of the Plan, any Award Agreement, any Award granted under the Plan, or any rule, regulation or procedure established by the Board.

ANNEX C

TRANSACTION SYSTEMS ARCHITECTS, INC.

1999 EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated by the Stockholders on February 20, 2001 and on March 9, 2004 and as amended by the Compensation Committee on March 8, 2005 and as proposed to be amended by the Stockholders on July 24, 2007)

Section 1.   Purpose.   The purpose of the Transaction Systems Architects, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide an opportunity to current employees of Transaction Systems Architects, Inc. (the “Company”) or any Participating Subsidiary of the Company to purchase its Common Stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees to devote their best efforts to the financial success of the Company. It is intended that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, the Plan authorizes the grant of Options and issuance of Common Stock which do not qualify under Section 423 of the Code pursuant to sub-plans adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside the United States.

Section 2.   Definitions.   For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

2.01.   “Base Pay” shall mean the monthly pay rate of a salaried Employee or the hourly pay rate of an hourly Employee. Base Pay shall not include payments for overtime, allowances, bonuses and other special payments, commissions and other marketing incentive payments.

2.02.   “Board of Directors” shall mean the Board of Directors of the Company.

2.03.   “Committee” shall mean the committee of the Board of Directors referred to in Section 5 hereof.

2.04.   “Common Stock” shall mean the Common Stock of the Company.

2.05.   “Employee” shall mean any person, including any officer or employee-director of the Company or any Participating Subsidiary of the Company, who is actively and customarily employed for 20 hours or more per week by the Company or a Participating Subsidiary of the Company.

2.06.   “Fair Market Value” shall mean the closing price (last trade) on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system for a share of Common Stock.

2.07.   “Offering” shall have the meaning described in Section 4.01.

2.08.   “Option” shall mean any option to purchase Common Stock granted to an Employee pursuant to this Plan.

2.09.   “Participant” shall mean any Employee that is eligible to participate in the Plan in accordance with Section 3 and who elects to participate in the Plan.

2.10   “Participating Subsidiary of the Company” means any Subsidiary of the Company that has been designated by the Board of Directors as eligible to participate in the Plan with respect to its Employees.

2.11.   “Participation Period” shall mean the period beginning on May 1, 2008 and ending on April 30, 2018 and each three-month period thereafter during the term of the Plan. There shall be forty Participation Periods during the term of the Plan.

2.12.   “Subsidiary of the Company” means any foreign or U.S. domestic corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 3.   Eligibility and Participation.   The following provisions shall govern the eligibility of Employees to participate in the Plan.

3.01.   Eligibility.   Any Employee who shall have completed three months of employment with the Company or any Participating Subsidiary of the Company shall be eligible to participate in the Offering as of the first day of the next Participation Period. The Committee may also determine that a designated group of highly compensated Employees are ineligible to participate in the Plan so long as the excluded category fits within the definition of “highly compensated employee” in Code Section 414(q). The Committee may impose restrictions on eligibility and participation of Employees who are officers or directors to facilitate compliance with federal or state securities laws or foreign laws.

3.02.   Restrictions on Participation.   Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option under the Plan:

(a)   if, immediately after such grant, such Employee would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary of the Company, such ownership to be determined by applying the rules of Section 424(d) of the Code and treating stock which the Employee may purchase under outstanding options as stock owned by the Employee; or

(b)   which would permit his or her rights to purchase stock under the Plan (and under any other plans of the Company or any Subsidiary of the Company qualifying under Section 423 of the Code) to accrue at a rate which exceeds the lesser of (i) 10% of the Employee’s Base Pay or (ii) $25,000 of fair market value of the stock (determined on the basis of the fair market value of the stock at the time such Option is granted) for each calendar year in which such Option is outstanding.

3.03.   Commencement of Participation.   A Participant may elect to participate by executing the enrollment form prescribed for such purpose by the Committee which enrollment form may include an application for an account with the Company’s designated broker. The enrollment form shall be filed with the Committee at any time prior to the first day of the next Participation Period. The Participant shall designate on the enrollment form the percentage of his or her Base Pay which he or she elects to have withheld for the purchase of Common Stock, which may be any whole percentage from 1% to 10%. Once enrolled, a Participant will continue to participate in the Plan for each succeeding Participation Period until he or she terminates participation or ceases to qualify as an Employee.

Section 4.   Common Stock Subject to the Plan.

4.01.   Number of Shares.   The total number of shares of Common Stock for which Options may be granted under this Plan shall not exceed in the aggregate 1,500,000 (one million five hundred thousand) shares of Common Stock. The Plan, as amended by the stockholders on July 24, 2007, will be implemented by an Offering of shares of Common Stock (the “Offering”). The Offering under the Plan, as amended, shall begin on May 1, 2008 and shall terminate on April 30, 2018.

4.02.   Reissuance.   The shares of Common Stock that may be subject to Options granted under this Plan may be either authorized and unissued shares of Common Stock or shares of Common Stock reacquired at any time and now or hereafter held as treasury stock of the Company as the Committee may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option granted under this Plan.

Section 5.   Administration of the Plan.

5.01.   Committee.   The Plan shall be administered by the Compensation Committee of the Board of Directors, or such other committee established by the Board of Directors (the “Committee”) consisting of no less than two persons. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

5.02.   Interpretation.   The Committee shall be authorized (i) to interpret the Plan and decide any matters arising thereunder, and (ii) to adopt such rules, regulations and procedures, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of this Plan.

5.03.   Finality.   The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final, conclusive and binding upon all parties.

5.04.   Voting by Committee Members.   Only members of the Committee shall vote on any matter affecting the administration of the Plan or the granting of Options under the Plan.

5.05.   Expenses.   All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board of Directors or the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

5.06   Non-U.S. Participation.   The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax and withholding procedures which vary with local requirements. With respect to any Participating Subsidiary which employs Participants who reside outside of the United States, and notwithstanding anything herein to the contrary, the Committee may in its sole discretion amend or vary the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives and purpose of the Plan, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions which sub-plans may be designed to be outside the scope of Code Section 423. The provisions of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 4.01, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

5.07   Changing of Percentage.   The percentage (i.e. 85%) provided for within Subsections 7.02(iii) and 7.03 herein may be changed by and at the sole discretion of the Committee, without further approval of the Company’s Stockholders, to any whole percentage that is not less than 85% and not greater than 100%; provided, however, that the Committee shall provide all Participants with written notice of any such change in advance of the Participation Period in which such change is to first take effect.

Section 6.   Payroll Deductions.

6.01.   Amount of Deduction.   At the time a Participant files his or her enrollment form authorizing payroll deductions pursuant to Section 3.03, he or she shall elect to have deductions made from his or her Base Pay on each payday during the time he or she is a Participant in the Offering.

6.02.   Participant’s Account; No Interest.   All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any separate cash payment into such account. No interest shall accrue on amounts credited to a Participant’s account under the Plan, regardless of whether or not the funds in such account are ultimately used to acquire shares of Common Stock, unless required under local law.

6.03.   Changes in Payroll Deductions.   A Participant may change the rate of payroll deductions, effective for the next Participation Period, by filing a new enrollment form with the Committee at any time prior to the first day of the Participation Period for which such change is to be effective. A Participant may also discontinue his or her participation in the Plan by notifying the Committee in accordance with the procedures established by the Committee for such purpose.

6.04.   Use of Funds.   All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions unless required under local law.

Section 7.   Grant of Option.

7.01.   Terms and Conditions.   A description of the terms and conditions of the Plan shall be made available to Participants in such form and manner as the Committee shall approve.

7.02.   Number of Option Shares.   On the first business day of each Participation Period during the term of the Plan, each Participant shall be deemed to have been granted an Option, subject to the limitations of Section 3.02, to purchase a maximum number of shares of Common Stock during the Participation Period equal to the number obtained by multiplying (i) the percentage of the Employee’s Base Pay for that Participation Period which he or she has elected to have withheld pursuant to Section 6.01 by (ii) the Employee’s Base Pay for that Participation Period and dividing the resulting product by (iii) 85% of the Fair Market Value of one share of Common Stock of the Company on the last business day of that Participation Period provided, however, that in no event shall the total number of shares of Common Stock for which Options are granted exceed the number of shares set forth in Section 4.01. If the total number of shares of Common Stock for which Options would have been granted to Participants pursuant to the preceding sentence would have exceeded the number of shares set forth in Section 4.01 (absent the proviso in the preceding sentence), the Committee shall make a pro rata allocation of the shares of Common Stock available for grant to Participants’ Options in such manner as it shall determine, in its sole discretion, to be reasonably practicable, uniform and equitable.

7.03.   Option Price.   The Option price per share of the Common Stock subject to an Option shall be 85% of the Fair Market Value of one share of Common Stock on the last business day of the applicable Participation Period.

7.04.   Interest in Option Stock.   A Participant shall have no interest in shares of Common Stock covered by his or her Option until such Option has been exercised.

7.05.   Transferability.   Neither payroll deductions credited to a Participant’s account nor Options granted to a Participant shall be transferable other than by will or the laws of descent and distribution and, during a Participant’s lifetime, an Option shall be exercisable only by the Participant.

7.06   Tax Withholding.   In the event that the Company or any Subsidiary of the Company is required to withhold any Federal, state, local or foreign taxes in respect of any compensation income realized by the Participant as a result of any “disqualifying disposition” of any shares of Common Stock acquired upon exercise of an Option granted hereunder, the Company or such Subsidiary of the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state, local or foreign taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state, local or foreign taxes, such Participant will be required to pay to the Company or such Subsidiary of the Company, or make other arrangements satisfactory to the Company or such Subsidiary of the Company regarding payment to the Company or such Subsidiary of the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be acquired upon exercise of an Option, a number of shares of Common Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

Section 8.   Exercise of Options.

8.01.   Automatic Exercise.   Unless a Participant gives written notice to the Company of withdrawal pursuant to Section 9.01, his or her Option to acquire Common Stock with payroll deductions credited to his or her account for any Participation Period will be deemed to have been exercised automatically on the last business day of the applicable Participation Period for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions credited to his or her account at that time will purchase at the applicable Option price (but not in excess of the number of shares of Common Stock for which Options have been granted to the Employee pursuant to Section 7.02), and any excess credited to his or her account at that time will be carried forward to the next Participation Period.

8.02.   Fractional Shares.   Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be carried over to the next following Participation Period.

8.03.   Delivery of Stock.   As soon as reasonably practicable after each Participation Period, the Company will deliver to the Participant’s account with the Company’s designated broker, in such Participant’s name, the shares of Common Stock purchased upon exercise of such Participant’s Option. It is a condition of participation in the Plan that each Participant maintain an account with the broker designated by the Company. The Company reserves the right to change its designated broker from time to time in its sole discretion.

Section 9.   Withdrawal.

9.01.   In General.   A Participant may withdraw payroll deductions credited to his or her account for a Participation Period under the Plan at any time prior to the last business day of such Participation Period by giving written notice to the Committee. As soon as reasonably practicable after receipt by the Committee of his or her notice of withdrawal, the payroll deductions credited to the Participant’s account for such Participation Period will be paid to him or her without interest (except to the extent required by local law), and no further payroll deductions will be made from his or her Base Pay for such Participation Period.

9.02.   Cessation of Employee Status.   In the event a Participant shall cease to be an Employee during a Participation Period for any reason, other than as a result of his or her death, the payroll deductions credited to his or her account for such Participation Period will be returned to him or her without interest (except to the extent required by local law) as soon as reasonably practicable thereafter.

9.03.   Termination Due to Death.   In the event a Participant shall cease to be an Employee during a Participation Period by reason of his or her death, his or her legal representative shall have the right to elect, by written notice to the Committee prior to the last business day of the Participation Period:

(a)   to withdraw all of the payroll deductions credited to the Participant’s account under the Plan for such Participation Period without interest (except to the extent required by local law), or

(b)   to exercise the Participant’s Option for such Participation Period with any excess in the Participant’s account after exercise of the Option to be returned to the Participant’s legal representative.

In the event that no such written notice of election is duly and timely received by the Committee, the Participant’s legal representative shall automatically be deemed to have elected, pursuant to clause (b) above, to exercise the Participant’s Option.

Section 10.   Adjustments.

10.01.   Changes In Capitalization.   In the event that the outstanding shares of the Company’s Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, effected without the receipt of consideration by the Company, through reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust, subject to any required action by the stockholders of the Company, (i) the number of shares of Common Stock (and the Option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), provided, however, that the limitations of Section 424 of the Code shall apply with respect to such adjustments and (ii) the number of shares of Common Stock for which Options may be granted under the Plan, as set forth in Section 4.01 hereof, and such adjustments shall be final, conclusive and binding for all purposes of the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

10.02.   Acquisition, Merger, Sale of Assets, Dissolution or Liquidation.   Notwithstanding the foregoing, in the event of (i) any offer or proposal to holders of the Company’s Common Stock relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, or (iii) the dissolution or liquidation of the Company, the Board of Directors may make such adjustment as it deems equitable in respect of outstanding Options (and in respect of the shares of Common Stock for which Options may be granted under the Plan), including, without limitation, the revision, cancellation, or termination of any outstanding Options, or the change, conversion or exchange of the shares of the Company’s Common Stock under outstanding Options (and of the shares of the Company’s Common Stock for which Options may be granted under the Plan) into or for securities or other property of another corporation. Any such adjustments by the Board of Directors shall be final, conclusive and binding for all purposes of the Plan.

Section 11.   Effect of the Plan on Employment Relationship.   Neither this Plan nor any Option granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of the Company or any Subsidiary of the Company as the case may be, or limit in any respect the right of the Company or any Subsidiary of the Company to terminate such Participant’s employment with the Company or any Subsidiary of the Company, as the case may be, at any time.

Section 12.   Amendment of the Plan.   The Board of Directors may amend the Plan from time to time as it deems desirable in its sole discretion without approval of the stockholders of the Company, except to the extent stockholder approval is required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, applicable NASDAQ National Market or stock exchange rules, applicable provisions of the Code, or other applicable laws or regulations.

Section 13.   Termination of the Plan.   The Board of Directors may terminate the Plan at any time in its sole discretion. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan in any material adverse way without the consent of the affected Participant.

Section 14.   Governing Law.   The Plan and any and all Option agreements executed in connection with the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

Section 15.   No Strict Construction.   No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Option agreement, any Option granted under the Plan, or any rule, regulation or procedure established by the Committee.

Section 16.   Successors.   This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

Section 17.   Severability.   If any provision of the Plan or an Option agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, and the Plan and such agreement shall each be construed and enforced as if the invalid provisions had never been set forth therein.

Section 18.   Plan Provisions Control.   Except as otherwise provided in Section 5.06, the terms of the Plan govern all Options granted under the Plan, and in no event will any Option be granted under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Option granted under the Plan shall conflict with any term in the Plan as constituted on the grant date of such Option, the term in the Plan as constituted on the grant date of such Option shall control except as otherwise provided in Section 5.06.

Section 19.   Headings.   The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

Section 20.   Effective Date of the Plan.   The Plan shall be submitted to the stockholders of the Company for approval and ratification at the next regular or special meeting thereof to be held after 1 January 1999. Unless at such meeting the Plan is approved and ratified by the stockholders of the Company, in the manner provided by the Company’s By-Laws, then and in such event, the Plan shall become null and void and of no further force and effect. The Plan, as amended by the stockholders on July 24, 2007, shall be effective as of May 1, 2008 and shall continue in effect until April 30, 2018 unless sooner terminated under Section 13.

There are three ways to vote your proxy:

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your	COMPANY #

Proxy Card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•                       Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. EST (New York time on July 23, 2007.

•                       Please have your Proxy Card and the last four digits of your Social Security Number or your Taxpayer Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/tsai/ — QUICK *** EASY *** IMMEDIATE

•                       Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. EST (New York time) on July 23, 2007.

•                       Please have your Proxy Card and the last four digits of your Social Security Number or your Taxpayer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to Transaction Systems Architects, Inc., c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors recommends a vote FOR all nominees for director and FOR Proposals 2, 3, 4 and 5.

1.	ELECTION OF	01 John D. Curtis	03 Harlan F. Seymour	☐	FOR all nominees	☐	WITHHOLD
	DIRECTORS:	02 Philip G. Heasley	04 John M. Shay, Jr.		(except as noted		all nominees
			05 John E. Stokely		below)

(To withhold authority to vote for any indicated nominee(s), write the number(s) to the left of the nominee(s) in the box provided to the right.)

Please fold here

2.	AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE	☐	FOR	☐	AGAINST	☐	ABSTAIN
OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM
“TRANSACTION SYSTEMS ARCHITECTS, INC.” TO “ACI WORLDWIDE, INC.”

3.	AMENDMENT OF THE 2005 EQUITY AND PERFORMANCE INCENTIVE PLAN TO	☐	FOR	☐	AGAINST	☐	ABSTAIN
INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN
FROM 3,000,000 TO 5,000,000, TO ELIMINATE THE LIMITATION ON THE NUMBER OF
SHARES THAT MAY BE ISSUED AS RESTRICTED STOCK, RESTRICTED STOCK,
UNITS, PERFORMANCE SHARES AND PERFORMANCE SHARE UNITS AND TO
PROVIDE THAT THE EXERCISE PRICE FOR OPTIONS MAY NOT BE LESS THAN
THE MARKET VALUE ON THE DATE OF GRANT.

4.	AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN TO EXTEND	☐	FOR	☐	AGAINST	☐	ABSTAIN
THE TERM UNTIL APRIL 30, 2018.

5.	RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT	☐	FOR	☐	AGAINST	☐	ABSTAIN
AUDITORS OF THE COMPANY FOR FISCAL 2007.

In their discretion, the Named Proxies are authorized to vote on such other business as may properly come before the Annual
Meeting, including on the election of any substituted director nominee.
		Date			, 2007
Address Change? If so, mark box	☐	and indicate changes below:

Signature

(If there are co-owners both must sign)

Please sign exactly as your name(s) appear on the Proxy
Card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority.
Corporations should use full name of corporation and title of authorized officer signing the Proxy Card.

TRANSACTION SYSTEMS ARCHITECTS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, July 24, 2007
9:00 a.m.

Marriott Financial Center
85 West Street
New York, New York, 10006

Transaction Systems Architects, Inc. 120 Broadway, Suite 3350, New York, New York 10271	Proxy Card

This proxy is solicited by the Board of Directors for use at the Annual Meeting on July 24, 2007.

The undersigned hereby appoints Henry C. Lyons, Dennis P. Byrnes and William J. Hoelting (collectively referred to as the “Named Proxies”), and each of them, with power to appoint a substitute, to vote, in accordance with the specifications appearing below, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Transaction Systems Architects, Inc., a Delaware corporation (the “Company”), to be held on Tuesday, July 24, 2007, at 9:00 a.m. EST (New  York time) at the Marriott Financial Center, 85 West Street, New York, New York 10006, and at all adjournments hereof, and, in their discretion, upon all other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof, and hereby revokes all former proxies. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED ONLY AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.